UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CASELLA WASTE SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Copies to:

Jeffrey A. Stein Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 (617) 526-6000	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004-2541 (202) 739-5947

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PRELIMINARY PROXY STATEMENT
SUBJECT TO COMPLETION DATED SEPTEMBER 4, 2015

CASELLA WASTE SYSTEMS, INC.
25 Greens Hill Lane
Rutland, Vermont 05701

NOTICE OF THE 2015 ANNUAL MEETING OF STOCKHOLDERS
To be Held on Friday, November 6, 2015

The 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”) of Casella Waste Systems, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), will be held on Friday, November 6, 2015 at 10:00 a.m., Eastern Time, at The Mountain Top Inn & Resort, located at 195 Mountain Top Road, Chittenden, Vermont 05737, to consider and act on the following matters:

1.	To elect three Class III directors, each to serve for a term expiring at the 2018 Annual Meeting of Stockholders;

2.

To approve, in an advisory “say-on-pay” vote, the compensation of our named executive officers, as described in the “Compensation Discussion and Analysis,” executive compensation tables and accompanying narrative disclosures in this proxy statement;

3.	To ratify the appointment of McGladrey LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2015; and

4.	To transact such other business as may properly come before the 2015 Annual Meeting and any postponement, adjournment, rescheduling or continuation thereof.

As you may be aware, we have received notice from JCP Investment Partnership, LP, a Texas limited partnership (“JCP”), which owns approximately 5% of the Company’s Class A common stock, expressing the intention of JCP to nominate three nominees for election to our Board of Directors at the 2015 Annual Meeting in opposition to the three (3) highly qualified and experienced director candidates our Board of Directors has nominated. We do not endorse the election of any of such JCP nominees as director. You may receive proxy solicitation materials from JCP and/or other participants in its proxy solicitation (collectively, the “JCP Group”) or other persons or entities affiliated with the JCP Group, including an opposition proxy statement and proxy card. Please be advised that we are not responsible for the accuracy of any information provided by or relating to the JCP Group contained in any proxy solicitation materials filed or disseminated by the JCP Group or any other statements that they may otherwise make.

Our Board of Directors does not endorse any of JCP’s nominees and unanimously recommends that you vote “FOR” each of the nominees proposed by our Board of Directors using only the WHITE proxy card or by following the instructions to vote your shares over the Internet, by telephone or in person at the 2015 Annual Meeting.

Your Board of Directors strongly urges you NOT to sign or return any [GOLD] proxy card or voting instruction form that the JCP Group may send to you, even as a protest vote against the JCP Group or any of JCP’s nominees. Even a “WITHHOLD” vote with respect to JCP’s nominees on its [GOLD] proxy card will cancel any previously submitted WHITE proxy card vote. If you do sign a proxy card sent to you by the JCP Group, however, you have the right to change your vote by using the enclosed WHITE proxy card. Only the latest dated proxy card you vote will be counted.

Your vote is important. Whether or not you expect to be present, please sign, date and return the enclosed WHITE proxy card in the pre-addressed envelope provided for that purpose as promptly as possible. No postage is required if mailed in the United States. In addition to voting by mailing in your proxy card, you may vote by Internet or telephone. The instructions for voting by Internet or telephone are provided on your proxy card.

Stockholders of record of our Class A common stock and our Class B common stock at the close of business on September 18, 2015, the record date for the 2015 Annual Meeting, are entitled to notice of, and to vote at, the 2015 Annual Meeting or any adjournment thereof. Your vote is important regardless of the number of shares you own. If you are a stockholder of record, please vote in one of the following ways:

•	Vote over the Internet or by Telephone, by following the instructions for Internet and telephone voting shown on the enclosed WHITE proxy card; or

•

Vote by Mail, by completing and signing your enclosed WHITE proxy card and mailing it in the enclosed postage prepaid envelope. If you vote over the Internet or by telephone, please do not mail your proxy card.

If your shares are held in “street name,” that is, held for your account by a bank, broker or other nominee, please use the enclosed WHITE voting instruction form for your shares to be voted by mail or telephone or over the Internet.

You may obtain directions to the 2015 Annual Meeting by contacting our Investor Relations Department at 1-802-775-0325. Whether or not you plan to attend the 2015 Annual Meeting in person, we urge you to take the time to vote your shares.

Please read the attached proxy statement in its entirety, as it contains important information you need to know to vote at the 2015 Annual Meeting.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor: MacKenzie Partners, Inc., toll free at (800) 322-2885.

By order of the Board of Directors,

[ ], 2015	John W. Casella
Rutland, Vermont	Chairman and Chief Executive Officer

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE 2015 ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE 2015 ANNUAL MEETING, WE RESPECTFULLY URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD AS PROMPTLY AS POSSIBLE. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE 2015 ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON. “STREET NAME” STOCKHOLDERS WHO WISH TO VOTE THEIR SHARES IN PERSON WILL NEED TO OBTAIN A LEGAL PROXY FROM THE BANK, BROKER OR OTHER NOMINEE IN WHOSE NAME THEIR SHARES ARE REGISTERED.

IMPORTANT

Your vote at this year’s Annual Meeting is especially important, no matter how many or how few shares you own. Please sign and date the enclosed WHITE proxy card and return it in the enclosed postage-paid envelope promptly.

THE BOARD STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY [GOLD] PROXY CARD OR VOTING INSTRUCTION FORM THAT YOU MAY RECEIVE FROM THE JCP GROUP OR ANY PERSON OTHER THAN THE COMPANY EVEN AS A PROTEST VOTE AGAINST THE JCP GROUP OR ANY OF JCP’S NOMINEES. Any [GOLD] proxy card you sign and return from the JCP Group for any reason could invalidate previous WHITE proxy cards sent by you to support the Company’s Board of Directors.

Only your latest dated, signed proxy card or voting instruction form will be counted. Any proxy may be revoked at any time prior to its exercise at the 2015 Annual Meeting as described in this proxy statement.

IMPORTANT!
PLEASE VOTE THE WHITE PROXY CARD TODAY!

WE URGE YOU NOT TO SIGN ANY [GOLD] PROXY CARD OR VOTING INSTRUCTION FORM SENT TO YOU BY THE JCP GROUP

Remember, you can vote your shares by telephone or via the Internet. Please follow the easy instructions on the enclosed WHITE proxy card.

If you have any questions or need assistance in voting
your shares, please contact our proxy solicitor:

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com

PROXY STATEMENT

i

PRELIMINARY PROXY STATEMENT
SUBJECT TO COMPLETION DATED SEPTEMBER 4, 2015

CASELLA WASTE SYSTEMS, INC.
25 Greens Hill Lane
Rutland, Vermont 05701

PROXY STATEMENT

for the

2015 ANNUAL MEETING OF STOCKHOLDERS
To be held on Friday, November 6, 2015

TIME, DATE AND PLACE OF 2015 ANNUAL MEETING

This proxy statement and the enclosed WHITE proxy card are being furnished to you in connection with the solicitation of proxies by Casella Waste Systems, Inc.’s (the “Company,” “we,” “us” or “our”) Board of Directors (the “Board”), for use at the 2015 Annual Meeting of Stockholders to be held on Friday, November 6, 2015 at 10:00 a.m., Eastern Time, at The Mountain Top Inn & Resort, located at 195 Mountain Top Road, Chittenden, Vermont 05737, and at any adjournments, postponements, continuations or reschedulings thereof (the “Annual Meeting” or “2015 Annual Meeting”), pursuant to the enclosed Notice of the 2015 Annual Meeting.

The Notice of the 2015 Annual Meeting, this proxy statement, the accompanying WHITE proxy card and our Transition Report to Stockholders for the transition period from May 1, 2014 to December 31, 2014 (the “2014 Transition Report”), are being mailed to stockholders on or about [  ], 2015. Stockholders should review the information provided herein in conjunction with our 2014 Transition Report that accompanies this proxy statement. Our principal executive offices are located at 25 Greens Hill Lane, Rutland, Vermont 05701, and our telephone number is (802) 775-0325.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
For Annual Meeting of Stockholders to be Held on Friday, November 6, 2015

The proxy materials, which include this proxy statement, a WHITE proxy card and our 2014 Transition Report are available for viewing, printing and downloading at http://www.ViewOurMaterial.com/CWST.

A copy of our Transition Report on Form 10-KT (including financial statements and schedules) for the transition period from May 1, 2014 to December 31, 2014, as filed with the Securities and Exchange Commission (the “SEC”), except for exhibits, will be furnished without charge to any stockholder upon oral or written request to Casella Waste Systems, Inc., Attn: Investor Relations, 25 Greens Hill Lane, Rutland, Vermont 05701, Telephone: 1-802-775-0325.

This proxy statement and our Transition Report on Form 10-KT for the transition period from May 1, 2014 to December 31, 2014 are also available on the SEC’s website at www.sec.gov.

PURPOSES OF THE 2015 ANNUAL MEETING

At the 2015 Annual Meeting, our stockholders will consider and vote upon the following matters:

1.	To elect three Class III directors, each to serve for a term expiring at the 2018 Annual Meeting of Stockholders;

2.

To approve, in an advisory “say-on-pay” vote, the compensation of our named executive officers, as described in the “Compensation Discussion and Analysis,” executive compensation tables and accompanying narrative disclosures in this proxy statement;

3.	To ratify the appointment of McGladrey LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2015; and

4.	To transact such other business as may properly come before the 2015 Annual Meeting and any postponement, adjournment, rescheduling or continuation thereof.

All proxies will be voted in accordance with the instructions contained in those proxies. Unless contrary instructions are indicated on the enclosed proxy, all shares of our Class A and Class B common stock represented by valid proxies received pursuant to this solicitation (and that have not been revoked in accordance with the procedures set forth herein) will be voted (a) “FOR” the election of all three director nominees nominated by our Board as set forth in this proxy statement, (b) “FOR” the approval, on an advisory basis, of the compensation of our named executive officers, (c) “FOR” the ratification of the appointment of McGladrey LLP as our independent auditors for the fiscal year ending December 31, 2015, and (d) in the discretion of the persons named on the WHITE proxy card in connection with any other business that may properly come before the 2015 Annual Meeting and any adjournments, postponements, reschedulings or continuations thereof, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At this time, except as otherwise disclosed in this proxy statement, the Board knows of no other business that may properly come before the 2015 Annual Meeting; however, if other matters properly come before the 2015 Annual Meeting, it is intended that the persons named in the proxy will vote thereon in accordance with their best judgment.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q.	Will there be a proxy contest at the 2015 Annual Meeting?	A.

We have received a notice from JCP Investment Partnership, LP, a Texas limited partnership (“JCP”), which owns approximately 5% of our Class A common stock, expressing its intention to nominate three (3) nominees for election as directors at the 2015 Annual Meeting in opposition to the three (3) highly qualified and very experienced director candidates your Board has nominated. Your Board does not endorse the election of any of JCP’s nominees as director. You may receive proxy solicitation materials from JCP and/or the other members of its proxy solicitation group (collectively, the “JCP Group”), including an opposition proxy statement or proxy card. Please be advised that we are not responsible for the accuracy of any information provided by or relating to the JCP Group contained in any proxy solicitation materials filed or disseminated by the JCP Group or any other statements that they may otherwise make.

You may receive multiple mailings from the JCP Group. You will also likely receive multiple mailings from the Company prior to the date of the 2015 Annual Meeting, so that our stockholders have our latest proxy information and materials to vote. Proxy cards provided by the Company will be WHITE. Please see “What should I do if I receive a proxy card from the JCP Group?” and “What does it mean if I receive more than one WHITE proxy card or voting instruction form?” below for more information.

In selecting the director nominees that we are proposing for election in this proxy statement, your Board has focused on selecting highly qualified board candidates with relevant waste management industry experience, as well as other experiences and qualifications, who will work together constructively with a focus on enhancing our oversight, commitment to operational excellence, financial strength and stockholder value. Your Board is pleased to nominate for election as directors the three (3) persons named in Proposal No. 1 in this proxy statement and on the enclosed WHITE proxy card. We believe our three (3) director nominees, John W. Casella, William P. Hulligan and James E. O’Connor, have the integrity, knowledge, breadth of relevant and diverse experience and commitment necessary to navigate the Company through the complex and dynamic business environment in which we operate and to deliver superior value to our stockholders.

Our Board does not endorse any of JCP’s nominees and unanimously recommends that you vote “FOR” each of the nominees proposed by the Board using the WHITE proxy card or by following the instructions for voting over the Internet, by telephone or in person at the 2015 Annual Meeting. Our Board strongly urges you NOT to sign or return any [GOLD] proxy card sent to you by the JCP Group. If you have previously submitted a [GOLD] proxy card sent to you by the JCP Group, you can revoke that proxy and vote for our Board’s nominees and on the other matters to be voted on at the 2015 Annual Meeting by casting a later-dated vote using the enclosed WHITE proxy card or voting over the Internet, by telephone or in person at the 2015 Annual Meeting. Only the latest dated, valid proxy you submit will be counted.

Q.	What should I do if I receive a proxy card from the JCP Group?	A.

Our Board does not endorse any JCP nominee and strongly urges you NOT to sign or return any proxy card or voting instruction form that you may receive from the JCP Group or any person other than the Company, even as a protest vote against the JCP Group or any of JCP’s nominees. Voting to “WITHHOLD” with respect to any of JCP’s nominees on its proxy card is not the same as voting for our Board’s nominees because a vote to “WITHHOLD” with respect to any of JCP’s nominees on its proxy card will revoke any proxy you previously submitted and thus you will cancel any proxy previously given to the Company.

If you previously signed a proxy card sent to you by the JCP Group, you can change or revoke that proxy and vote for the Board’s nominees by (i) visiting the website noted on the WHITE proxy card to submit your vote over the Internet, (ii) using the telephone number on the WHITE proxy card to submit your vote telephonically, (iii) signing, dating and returning the WHITE proxy card in the enclosed envelope to vote by mail, or (iv) attending the 2015 Annual Meeting to vote in person. Only your latest dated, valid proxy or vote will be counted at the 2015 Annual Meeting. Any proxy may be changed or revoked at any time prior to its exercise at the 2015 Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” below.

If you need assistance changing or revoking your vote, please call the Company’s proxy solicitor, MacKenzie Partners, Inc., toll free at (800) 322-2885.

Q.	Why did I receive these proxy materials?	A.

We are providing these proxy materials to you in connection with the solicitation by our Board of proxies to be voted at the 2015 Annual Meeting, to be held at The Mountain Top Inn & Resort, located at 195 Mountain Top Road, Chittenden, Vermont 05737, on Friday, November 6, 2015 at 10:00 a.m., Eastern Time. As a stockholder of record of the Company, you are invited to attend the 2015 Annual Meeting and you are entitled and requested to vote on the proposals described in this proxy statement.

Q.	What is included in the proxy materials?	A.

The proxy materials include this proxy statement, a WHITE proxy card and our 2014 Transition Report, which includes our Transition Report on Form 10-KT for the transition period from May 1, 2014 to December 31, 2014.

Q.	What are the recommendations of the Board?		Our Board unanimously recommends that you vote your shares in accordance with the instructions on your WHITE proxy card as follows:

• “FOR” the election of the three class III directors nominated by our Board as set forth in this proxy statement;

• “FOR” the approval, in an advisory “say-on-pay” vote, of the compensation of our named executive officers; and

• “FOR” the ratification of the appointment of McGladrey LLP as our independent auditors for the fiscal year ending December 31, 2015.

Our Board strongly urges you NOT to sign or return any [GOLD] proxy card sent to you by the JCP Group.

Q.	Who can vote at the 2015 Annual Meeting and what are the voting rights of such stockholders?	A.

Our Board fixed September 18, 2015 as the record date for the 2015 Annual Meeting. If you were a stockholder of record on the record date, you are entitled to vote (in person or by proxy) all of the shares that you held on that date at the 2015 Annual Meeting and at any postponement, adjournment, rescheduling or continuation thereof.

On the record date, we had [  ] shares of Class A common stock outstanding (each of which entitles its holder to one vote per share) and [  ] shares of Class B common stock outstanding (each of which entitles its holder to 10 votes per share). Unless indicated otherwise, in this proxy statement, we refer to our Class A common stock and our Class B common stock together as our common stock. Holders of our common stock do not have cumulative voting rights.

No securities other than our Class A common stock and Class B common stock are entitled to vote at the 2015 Annual Meeting. Only stockholders of record on September 18, 2015 are entitled to notice of, and to vote at, the 2015 Annual Meeting.

Q.	How do I vote?	A.	You may vote three ways:

(1)

Over the Internet: Refer to the enclosed WHITE proxy card or voting instruction form for instructions on voting your shares over the Internet, which will include the website and the control number to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

(2)

By Telephone: Refer to the enclosed WHITE proxy card or voting instruction form for instructions on voting your shares by telephone, which will include a toll-free number for the United States, Canada and Puerto Rico and the control number to access your account. Simply follow the recorded instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions.

(3)

By Mail: If you received your proxy materials by mail, complete and sign your WHITE proxy card or voting instruction form and mail it in the enclosed postage prepaid envelope we provided so that it is received by November 5, 2015, the day before the 2015 Annual Meeting, to be sure it is received in time to count.

			(4)	In Person at the Meeting: If you attend the 2015 Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the 2015 Annual Meeting.

You will not be able to vote shares you hold in street name through a bank, broker or other nominee in person at the 2015 Annual Meeting unless you have a legal proxy from that bank, broker or other nominee issued in your name giving you the right to vote your shares.

Q.	How will my shares be voted if I do not return my proxy or do not provide specific voting instructions in the WHITE proxy card or voting instruction form that I submit?	A.

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy or by ballot at the 2015 Annual Meeting. If you submit a WHITE proxy card without giving specific voting instructions on one or more matters listed in the notice for the meeting, your shares will be voted as recommended by our Board on such matters, and as the proxyholders may determine in their discretion how to vote with respect to any other matters properly presented for a vote at the 2015 Annual Meeting, subject to compliance with Rule 14a-4(c) of the Exchange Act.

If your shares are held in street name at a broker, your broker may under certain circumstances vote your shares on “routine” matters if you do not timely provide voting instructions in accordance with the instructions provided by them. However, if you do not provide timely instructions, your broker does not have the authority to vote on any “non-routine” proposals at the 2015 Annual Meeting and a “broker non-vote” would occur. Because the 2015 Annual Meeting is expected to be the subject of a contested solicitation all proposals at the 2015 Annual Meeting are considered “non-routine” and therefore your bank, broker or other nominee does not have the authority to vote on a proposal at the 2015 Annual Meeting if you do not provide voting instructions with respect to such proposal.

Q.	How will my shares be voted if I mark “Abstain” on my proxy card?	A.

We will count a properly executed WHITE proxy card marked “Abstain” as present for purposes of determining whether a quorum is present, but abstentions will not be counted as votes cast for or against any given matter.

Q.	Can I change my vote or revoke my proxy?	A.	If your shares are registered directly in your name, you may revoke your proxy or change your vote at any time before the 2015 Annual Meeting. To do so, you must do one of the following:

			(1)	Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted.

			(2)	Sign a new proxy and mail it as instructed above. Only your latest dated, valid proxy received will be counted.

(3)

Attend the 2015 Annual Meeting, request that your proxy be revoked and vote in person as instructed above. Attending the 2015 Annual Meeting will not revoke your Internet vote, telephone vote or proxy, as the case may be, unless you specifically request it.

If your shares are held in street name, you may submit a new, later-dated voting instruction form or contact your bank, broker or other nominee. You may also vote in person at the 2015 Annual Meeting if you obtain a legal proxy as described in the answer to the question above entitled “How do I vote?”.

If you have previously signed a proxy card sent to you by the JCP Group, you may change your vote by marking, signing, dating and returning the WHITE proxy card or by voting by telephone, via the Internet or in person at the 2015 Annual Meeting. Only the latest dated, valid proxy that you submit will be counted. Submitting a proxy card sent to you by the JCP Group will revoke votes you have previously made via the Company’s WHITE proxy card.

Q.	What effect do broker non- votes have on the proposals?	A.

If you hold shares through an account with a broker, the voting of the shares by such broker when you do not provide voting instructions is governed by the rules of the New York Stock Exchange (the “NYSE”). In uncontested solicitations, these rules allow brokers to vote shares in their discretion on “routine” matters for which their customers do not provide voting instructions. On matters considered “non-routine,” brokers may not vote shares without your instruction. Shares that are voted on “routine” proposals by brokers but not on those proposals deemed “non-routine” are referred to as “broker non-votes” with respect to the “non-routine” proposals.

When a matter to be voted on at a stockholders meeting is the subject of a contested solicitation, under applicable rules of the NYSE, brokers do not have discretion to vote shares that they hold in their name on behalf of the beneficial holders. Because JCP has submitted a notice of its intent to nominate directors, the 2015 Annual Meeting is expected to be the subject of a contested solicitation and therefore if you hold your shares in the name of your bank, broker or other nominee (sometimes called “street name” or “nominee name”) and you do not provide your bank, broker or other nominee with specific instructions regarding how to vote on a proposal to be voted on at the 2015 Annual Meeting, your bank, broker or other nominee will not be permitted to vote your shares on that proposal.

Please note that if your shares are held in “street name” and you want your vote to be counted on any of the proposals to be considered at the 2015 Annual Meeting, including the election of directors, you must instruct your bank, broker or other nominee how to vote your shares. If you do not provide voting instructions with respect to a proposal to be considered at the 2015 Annual Meeting, no votes will be cast on your behalf by your bank, broker or other nominee with respect to such proposal.

Q.	What does it mean if I receive more than one WHITE proxy card or voting instruction form?	A.

It generally means your shares are registered differently or are in more than one account. To ensure that all of your shares are voted, please vote using each WHITE proxy card or voting instruction form you receive or, if you vote by Internet or telephone, you will need to enter each of your Control Numbers. Remember, you may vote by telephone, Internet or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided, or by voting by ballot at the Annual Meeting.

As previously noted, JCP has provided us with a notice indicating that it intends to nominate three (3) nominees for election as directors at the 2015 Annual Meeting in opposition to the three (3) highly-qualified and experienced director candidates nominated by the Board. As a result, you may receive proxy cards from both the Company and the JCP Group. To ensure that stockholders have the Company’s latest proxy information and materials to vote, the Board may conduct multiple mailings prior to the date of the 2015 Annual Meeting, each of which will include a WHITE proxy card. The Board encourages you to vote each WHITE proxy card you receive.

THE BOARD STRONGLY URGES YOU TO REVOKE ANY PROXY CARD YOU MAY HAVE RETURNED WHICH YOU RECEIVED FROM THE JCP GROUP. Even a “WITHHOLD” vote with respect to JCP’s nominees on their proxy card will cancel any previously submitted WHITE proxy card.

THE BOARD STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY [GOLD] PROXY CARD OR VOTING INSTRUCTION FORM THAT YOU MAY RECEIVE FROM THE JCP GROUP, EVEN AS A PROTEST VOTE AGAINST THE JCP GROUP OR JCP’S NOMINEES.

Q.	How many shares must be present to hold the 2015 Annual Meeting?	A.

The presence, in person or by proxy, of shares representing a majority of the votes entitled to be cast at the 2015 Annual Meeting by the holders of our Class A common stock and our Class B common stock, voting together as a class, is necessary to constitute a quorum for the transaction of business at the 2015 Annual Meeting. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by mail or that are represented in person at the 2015 Annual Meeting. Abstentions are counted for the purpose of determining the presence of a quorum. Broker non-votes, if any, are counted for the purpose of determining the presence of a quorum. If a quorum is not present, we expect to adjourn the 2015 Annual Meeting until we obtain a quorum.

Q.	What vote is required to approve each matter and how are votes counted?	A.	Proposal 1—Election of Three Class III Directors

JCP has notified us that it intends to nominate three alternative nominees for election as directors at the 2015 Annual Meeting in opposition to the Board’s recommended nominees. The three nominees for director receiving the highest number of votes FOR election will be elected as directors. As part of our ongoing effort to enhance our corporate governance practices and strengthen the functioning of our Board and its ability to serve the long-term interests of stockholders, the Board recently amended its Corporate Governance Guidelines to include a majority vote resignation policy, pursuant to which in an uncontested election of directors, any nominee who is an incumbent director and who does not receive more votes “for” his or her election than votes “withheld” from his or her election would be required to offer his or her resignation to the Board. We expect that the election of directors at the 2015 Annual Meeting will be contested, which means an election in which there are more nominees for director than available seats on the Board, in which case the majority vote resignation policy would not apply.

If a stockholder does not vote for the election of directors because the authority to vote is withheld, because a proxy is not returned, because the broker holding the shares does not vote, or because of some other reason, the shares will not count in determining the total number of votes for each nominee. WHITE proxies signed and returned to the Company unmarked will be voted FOR the Board’s three (3) highly qualified and very experienced nominees (John W. Casella, William P. Hulligan and James E. O’Connor).

If your shares are held by a bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee cannot vote your shares on Proposal 1. In this regard, please note that brokers may not vote on the election of directors in the absence of specific client instructions. Those who hold shares in a brokerage account are encouraged to provide voting instructions to their broker. Votes that are not returned, withheld or broker non-votes will have no effect on the outcome of the election. In this regard, shares held in street name by banks, brokers or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any nominee and will be treated as “broker non-votes.”

Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.

Proposal 2—Advisory “Say-on-Pay” Vote on the Compensation of Our Named Executive Officers

To approve Proposal 2, the holders of shares of Class A common stock and Class B common stock, voting together as a class, representing a majority of the votes cast on the matter must vote FOR the proposal. If your shares are held by a bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee cannot vote your shares on Proposal 2. Shares held in street name by banks, brokers or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 2 will not be counted as votes FOR or AGAINST Proposal 2 and will be treated as broker non-votes. Broker non-votes will have no effect on the voting on Proposal 2. If you vote to ABSTAIN on this Proposal 2, your shares will not be voted FOR or AGAINST the proposal and will not be counted as votes cast or shares withheld on Proposal 2. Voting to ABSTAIN will have no effect on the voting on Proposal 2.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by us or our Board (or any committee thereof). However, the Compensation Committee of our Board and our Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Proposal 3—Ratification of Appointment of Independent Auditors

To approve Proposal 3, the holders of shares of Class A common stock and Class B common stock, voting together as a class, representing a majority of the votes cast on the matter must vote FOR the proposal. If your shares are held by a bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee cannot vote your shares on Proposal 3. Shares held in street name by banks, brokers or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 3 will not be counted as votes FOR or AGAINST Proposal 3 and will be treated as broker non-votes. Broker non-votes will have no effect on the voting on Proposal 3. If you vote to ABSTAIN on this Proposal 3, your shares will not be voted FOR or AGAINST the proposal and will not be counted as votes cast or shares withheld on Proposal 3. Voting to ABSTAIN will have no effect on the voting on Proposal 3.

Although stockholder ratification of the appointment of McGladrey LLP as our independent auditors for the fiscal year ending December 31, 2015 by the Audit Committee of our Board is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If such ratification is not approved at the 2015 Annual Meeting, our Audit Committee may reconsider its appointment of McGladrey LLP as our independent auditors for the fiscal year ending December 31, 2015.

Q.	Are there other matters to be voted on at the 2015 Annual Meeting?	A.

We do not know of any matters that may come before the 2015 Annual Meeting other than as discussed in this proxy statement. If any other matters are properly presented at the 2015 Annual Meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter subject to compliance with Rule 14a-4(c) of the Exchange Act.

Q.	Where can I find the voting results?	A.

We will report the voting results in a Current Report on Form 8-K within four business days following the conclusion of our 2015 Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as practicable after they become available.

Q.	What is the Company’s Internet address?	A.

The Company’s Internet address is http://www.casella.com/. You can access this proxy statement and the 2014 Transition Report, which includes our Transition Report on Form 10-KT for the transition period from May 1, 2014 to December 31, 2014, at this Internet address. The Company’s filings with the SEC are available free of charge via a link from this address. Unless expressly indicated otherwise, information contained on our website is not part of this proxy statement. In addition, none of the information on the other websites listed in this proxy statement is part of this proxy statement. These website addresses are intended to be inactive textual references only.

Q.	May I attend the 2015 Annual Meeting?	A.	Only holders of the Company’s shares as of the record date are entitled to attend the 2015 Annual Meeting. If you are a stockholder of record, please be prepared to provide proper identification, such as a driver’s license or state identification card. If you hold your shares in “street name,” you will need to provide proof of ownership, such as a recent account statement or letter from your bank, broker or other nominee, along with proper identification. The Company reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the record date. No cameras, recording equipment, large bags, briefcases or packages will be permitted into the 2015 Annual Meeting.

Q.	Who will solicit proxies on behalf of the Board?	A.

Proxies may be solicited on behalf of the Board, without additional compensation, by the Company’s directors and certain executive officers. Such persons are listed in Appendix A to this proxy statement. Additionally, the Company has retained MacKenzie Partners, Inc., a proxy solicitation firm, who may solicit proxies on the Board’s behalf.

The original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, electronic mail, and personal solicitation by our directors and certain executive officers (who will receive no additional compensation for such solicitation activities), or by MacKenzie Partners, Inc. You may also be solicited by advertisements in periodicals, press releases issued by us and postings on our corporate website. Unless expressly indicated otherwise, information contained on our corporate website is not part of this proxy statement.

Q.	What are the costs of soliciting these proxies?	A.

The entire cost of soliciting proxies on behalf of the Board, including the costs of preparing, assembling, printing and mailing this proxy statement, the WHITE proxy card and any additional soliciting materials furnished to stockholders by or on behalf of the Company, will be borne by the Company. Copies of solicitation material will be furnished to banks, brokerage houses, dealers, banks, voting trustees, their respective nominees and other agents holding shares in their names, which are beneficially owned by others, so that they may forward such solicitation material, together with our 2014 Transition Report, which includes our Transition Report on Form 10-KT for the transition period from May 1, 2014 to December 31, 2014, to beneficial owners. In addition, if asked, we will reimburse these persons for their reasonable expenses in forwarding these materials to the beneficial owners.

Due to the possibility of a proxy contest, we have engaged MacKenzie Partners, Inc. to solicit proxies from stockholders in connection with the 2015 Annual Meeting. MacKenzie Partners Inc. expects that approximately 25 of its employees will assist in the solicitation of proxies. We will pay MacKenzie Partners, Inc. a fee not to exceed $[  ] plus costs and expenses. In addition, MacKenzie Partners, Inc.

and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

The Company estimates that its additional out-of-pocket expenses beyond those normally associated with soliciting proxies for the 2015 Annual Meeting as a result of the potential proxy contest will be $[  ] in the aggregate, of which approximately $[  ] has been spent to date. Such additional solicitation costs are expected to include the fees incurred to retain MacKenzie Partners, Inc. as the Company’s proxy solicitor, as discussed above, fees of outside counsel, and fees of public relation advisors to advise the Company in connection with a possible contested solicitation of proxies, increased mailing costs, such as the costs of additional mailings of solicitation materials to stockholders, including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners, as described above, and the costs of retaining an independent inspector of election.

Q.	Who can answer my questions?

Your vote at this year’s meeting is especially important, no matter how many or how few shares you own. Please sign and date the enclosed WHITE proxy card and return it in the enclosed postage-paid envelope promptly or vote by Internet or telephone. If you have questions or require assistance in the voting of your shares, please call MacKenzie Partners, Inc., the firm assisting us in the solicitation of proxies:

105 Madison Avenue New York, New York 10016 (212) 929-5500 (Call Collect) or TOLL-FREE (800) 322-2885 Email: proxy@mackenziepartners.com

Q.	How can I obtain additional copies of these materials or copies of other documents?	A.

Complete copies of this proxy statement and the 2014 Transition Report, which includes our Transition Report on Form 10-KT for the transition period from May 1, 2014 to December 31, 2014, are also available on our website at http://www.casella.com/. You may also contact MacKenzie Partners, Inc. for additional copies.

IMPORTANT

The JCP Group may send you solicitation materials in an effort to solicit your vote to elect up to three (3) of JCP’s nominees to the Board. THE BOARD STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD OR VOTING INSTRUCTION FORM THAT YOU MAY RECEIVE FROM THE JCP GROUP OR ANY PERSON OTHER THAN THE COMPANY, EVEN AS A PROTEST VOTE AGAINST THE JCP GROUP OR JCP’S NOMINEES. Any proxy you sign from the JCP Group for any reason could invalidate previous WHITE proxy cards sent by you to support the Board.

Your vote at this year’s 2015 Annual Meeting is especially important, no matter how many or how few shares you own. Please sign and date the enclosed WHITE proxy card and return it in the enclosed postage-paid envelope promptly.

Only your latest dated, signed proxy card or voting instruction form will be counted. Any proxy may be revoked at any time prior to its exercise at the 2015 Annual Meeting as described in this proxy statement.

BACKGROUND OF THE EXPECTED CONTESTED SOLICITATION

The following is a chronology of the material contacts and events in our relationship with the JCP Group leading up to the filing of this proxy statement:

•

On April 7, 2015, JCP delivered a letter to the Company to provide notice of its intention to nominate three director candidates for election to the Board at the 2015 Annual Meeting. The three proposed director candidates were James C. Pappas, Brett W. Frazier and Joseph B. Swinbank. In the short biographical descriptions that JCP provided to the Company for each of its proposed director candidates, JCP indicated no past public company board experience for either Mr. Frazier or Mr. Swinbank and no prior waste management industry experience for Mr. Pappas.

•

On April 13, 2015, Michael K. Burke, a member of the Board and the Board’s Nominations and Governance Committee, spoke with Mr. Pappas, the Managing Member of JCP Investment Management, LLC and the sole member of JCP Investment Holdings, LLC, and requested that the Nominations and Governance Committee be provided with the opportunity to conduct interviews with JCP’s proposed director candidates. Mr. Pappas indicated that JCP would not allow the Nominations and Governance Committee to conduct in-person interviews of its proposed director candidates but would allow the Nominations and Governance Committee to conduct phone interviews.

•	On or about April 14, 2015, Mr. Burke spoke with Mr. Pappas to coordinate phone interviews for JCP’s proposed director candidates.

•

On April 17, 2015, members of the Nominations and Governance Committee conducted phone interviews with two of JCP’s proposed director candidates, Mr. Pappas and Mr. Swinbank. During the course of their respective interviews, among other issues that were discussed relating to the qualifications of Messrs. Pappas and Swinbank to serve as nominees to the Board, Mr. Pappas confirmed that he had no previous waste management industry experience and Mr. Swinbank confirmed that he had no public company board experience. Mr. Swinbank also indicated that he was introduced to Mr. Pappas by his son who went to college with Mr. Pappas.

•

On April 21, 2015, members of the Nominations and Governance Committee of the Board conducted a phone interview with the final of JCP’s proposed director candidates, Mr. Frazier. During the course of the interview, among other issues that were discussed relating to Mr. Frazier’s qualifications to serve as a nominee to the Board, Mr. Frazier confirmed that he had no public company board experience.

•

On April 24, 2015, Mr. Burke spoke with Mr. Pappas again to discuss having the Nominations and Governance Committee conduct in-person interviews of JCP’s proposed director candidates and complete the Company’s standard director and officer questionnaire. Mr. Pappas again indicated that JCP would not allow the Nominations and Governance Committee to conduct in-person interviews or have its proposed nominees complete the Company’s standard director and officer questionnaire.

•

On or about April 27, 2015, Mr. Burke communicated to Mr. Pappas that the Nominations and Governance Committee could not move forward with considering the candidacies of any of the director candidates proposed by JCP until it was provided with the opportunity to conduct in-person interviews and the director candidates agreed to complete the Company’s standard director and officer questionnaire.

•

On April 28, 2015, the members of the JCP Group jointly filed a Schedule 13D (the “Schedule 13D”) with the SEC to report that, as of April 21, 2015, JCP and its affiliates had together become the beneficial owners of approximately 5% of the issued and outstanding shares of the Company’s Class A common stock.

•

On May 27, 2015, the JCP Group proposed a settlement to the Company that contemplated, among other things, the Company expanding the size of the Board from nine to ten members, having two incumbent members of the Board resign and the Company adding JCP’s three proposed director candidates to the Board. The JCP Group also demanded that the Company agree to seek stockholder approval for an amendment to its Restated Certificate of Incorporation to eliminate the staggered terms of directors even though such a proposal was presented to a stockholder vote at the 2014 Annual Meeting of Stockholders and failed to receive the requisite stockholder support. On June 2, 2015, the Company’s outside legal counsel informed the JCP Group’s outside legal counsel that the Board had rejected the proposed settlement as not being in the best interests of all of its stockholders.

•

On May 29, 2015, the JCP Group issued an open letter to the Board. In its letter, the JCP Group indicated that it believed the Company should explore strategic alternatives, including a possible sale of the Company. Without specifying the identity of any particular potential acquirers, the JCP Group claimed in their letter, which was subsequently filed with the SEC as an exhibit to an amended Schedule 13D, that JCP had been contacted by “multiple potential strategic acquirers of Casella, each with unquestionable financing abilities.”

•	Also on May 29, 2015, the JCP Group filed an amended Schedule 13D indicating that it now owned approximately 5.4% of the Company’s issued and outstanding shares of Class A common stock.

•

On June 2, 2015, Mr. Pappas and Edmond R. Coletta, the Company’s Senior Vice President and Chief Financial Officer, spoke briefly at the 2015 WasteExpo. Mr. Coletta communicated to Mr. Pappas that the Board and management remained open and receptive to meeting with him to discuss any concerns he may have with respect to the Company. Despite the statements made by the JCP Group in its May 29, 2015 open letter to the Board that it looked forward to constructive engagement with the Board, Mr. Pappas indicated to Mr. Coletta that he was not interested in meeting with the Board or management as his principal focus was to facilitate a sale of the Company.

•

On July 7, 2015, the Company publicly announced that, as part of its continued commitment to recruiting new independent and highly-qualified directors that have perspectives, insights, experiences and competencies that expand the depth and breadth of the Board, it had appointed James E. O’Connor, a waste management industry veteran to the Board as a Class III director, effective July 7, 2015, replacing then incumbent director John F. Chapple III who, following many years of dedicated service to the Company, had chosen to retire from the Board. Mr. O’Connor, who has been determined by the Board to be an independent director, is the former Chairman of the Board and Chief Executive Officer of Republic Services, Inc., the second largest provider of non-hazardous solid waste collection, recycling and disposal services in the United States. During his 13 years serving as Chief Executive Officer of Republic Services, including eight years as both Chairman and Chief Executive Officer, Mr. O’Connor led the transformation of Republic Services from a company with $1.4 billion in annual revenues into one with more than $8 billion in annual revenues, making it one of the largest waste management companies in the world. Among Mr. O’Connor’s many achievements at Republic Services was its $12.1 billion transformative acquisition of Allied Waste in December 2008. Mr. O’Connor brings to the Board over 40 years of experience in the waste management industry, including extensive leadership experience, as well as experience serving on the boards of directors of publicly-traded companies in a variety of industries, including waste management, transportation and energy. As a Class III director, Mr. O’Connor is standing for election at the 2015 Annual Meeting.

•	Also on July 7, 2015, the Company publicly announced that the 2015 Annual Meeting would be held on Friday, November 6, 2015, at 10:00 a.m., local time.

•

On August 7, 2015, John W. Casella, the Company’s Chairman and Chief Executive Officer, had a telephone call with Mr. Pappas. During the course of this call, Mr. Casella indicated that the Company would like to avoid a proxy contest at the 2015 Annual Meeting and that he believed, as part of a settlement, the Board would be receptive to adding an additional independent director proposed by Mr. Pappas. Mr. Casella indicated to Mr. Pappas that he should put forth in writing whatever proposal he wanted to avoid a proxy contest at the 2015 Annual Meeting and send it to him for review by the Board.

•

On August 9, 2015, the JCP Group sent the Company a settlement proposal in the form of a draft written agreement. The JCP Group’s settlement proposal was substantially broader than what Mr. Casella had discussed with Mr. Pappas two days earlier and contemplated that two of JCP’s proposed director candidates, Messrs. Pappas and Frazier, would be appointed to the Board and that the Company would seek stockholder approval at the 2015 Annual Meeting to declassify the Board immediately beginning with the election of directors at the 2015 Annual Meeting. To facilitate the appointment of Messrs. Pappas and Frazier to the Board, the JCP Group’s proposal contemplated that the size of the Board would be increased from nine to ten members and one incumbent member of the Board would resign. The JCP Group’s proposal also contemplated that Mr. Frazier, rather than having to stand for election at the 2015 Annual Meeting, would be appointed to the class of directors that has its term expiring at the 2017 Annual Meeting and that the Board would commit to renominate Mr. Frazier for election to the Board upon the expiration of his term, the size of the Board would be limited to ten members unless unanimous approval of the Board is received, the Company would agree to repurchase at least $10 million of its common stock and the JCP Group would be reimbursed for its expenses in connection with seeking representation on the Board up to an unspecified amount.

•

On August 18, 2015, the Company sent a letter to the JCP Group responding to its settlement proposal. In its letter, the Company indicated that, while it would like to find a mutually agreeable solution that avoids a proxy contest at the 2015 Annual Meeting, it was the determination of the Board that the terms proposed by the JCP Group were not acceptable and did not provide a basis for discussions. The Company noted, in particular, the Board’s view that the director candidates proposed by JCP as part of its settlement proposal, Messrs. Pappas and Frazier, would not add to the current skills and experiences of the Board. In its letter, the Company also expressed its concern that, given the terms proposed by the JCP Group as a condition for avoiding a proxy contest at the 2015 Annual Meeting, it did not believe that the JCP Group was considering what is in the best interests of the Company and its stockholders.

•

On September 1, 2015, the Company publicly announced that, as part of its continued commitment to recruiting new independent and highly-qualified directors that have perspectives, insights, experiences and competencies that expand the depth and breadth of the Board, it had appointed William P. Hulligan, a waste management industry veteran to the Board as a Class III director, effective September 1, 2015, replacing then incumbent director James P. McManus, who, following a decade of dedicated service to the Company, had chosen to retire from the Board. Mr. Hulligan, who has been determined by the Board to be an independent director, is the former President and Chief Operating Officer of Progressive Waste Solutions, one of North America’s largest full-service waste management companies which provide non-hazardous solid waste collection, recycling and disposal services to commercial, industrial, municipal and residential customers. Mr. Hulligan brings to the Board more than 40 years of experience in the waste management industry, including a 24-year career at Waste Management, Inc., the largest provider of comprehensive waste management services in North America. Following his time at Waste Management, Mr. Hulligan served seven years as Executive Vice President of Waste Services Inc., a publicly-traded multi-regional, integrated solid waste services company, providing collection, transfer, landfill disposal and recycling services for commercial, industrial and residential customers in the United States and Canada. As a Class III director, Mr. Hulligan is standing for election at the 2015 Annual Meeting.

•

Also, on September 1, 2015, the Company announced that the Board had unanimously voted to approve a number of significant corporate governance enhancements. The corporate governance enhancements consist of the following actions: (i) the adoption of a majority vote resignation policy for the election of directors in uncontested director elections, (ii) the adoption of stock ownership guidelines and a compensation clawback policy applicable to all executive officers who are required to file reports pursuant to Section 16 of the Exchange Act, (iii) the adoption of a policy restricting any hedging and pledging activities with respect to the Company’s securities, which is contained within the Company’s insider trading policy, (iv) the adoption of an amendment to the Company’s 2006 Stock Incentive Plan to provide that the Board may not cancel in exchange for a cash payment any outstanding option with an exercise price per share above the then-current fair market value or take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market, and (v) the adoption of a policy providing that any new employment agreements to be entered into by the Company will not contain any provisions providing for gross-up payments for excise taxes paid under Section 4999 of the Internal Revenue Code of 1986, as amended.

•	On September 4, 2015, the Company filed its preliminary proxy statement with the SEC with respect to the 2015 Annual Meeting.

OUR BOARD STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD OR VOTING INSTRUCTION FORM THAT YOU MAY RECEIVE FROM THE JCP GROUP, EVEN AS A PROTEST VOTE AGAINST THE JCP GROUP OR ANY OF JCP’S NOMINEES, AS DOING SO WILL INVALIDATE ANY PRIOR VOTE YOU SUBMITTED ON THE WHITE PROXY CARD IN SUPPORT OF THE COMPANY’S DIRECTOR NOMINEES.

BOARD OF DIRECTORS

Information Regarding Directors and Director Nominees

Our Second Amended and Restated Certificate of Incorporation and our By-Laws provide for the classification of our Board, into three classes, each having as nearly an equal number of directors as possible. The terms of service of the three classes are staggered so that the term of one class expires each year. At each annual meeting of stockholders, directors are elected for a full term of three years to continue or succeed those directors whose terms are expiring.

Our Board currently consists of nine directors. Class I consists of James F. Callahan, Jr., Douglas R. Casella and Michael K. Burke, each with a term ending at the 2016 Annual Meeting of Stockholders. Class II consists of Gregory B. Peters, Joseph G. Doody and Emily Nagle Green, each with a term ending at the 2017 Annual Meeting of Stockholders. Class III consists of John W. Casella, William P. Hulligan and James E. O’Connor, each with a term ending at the 2015 Annual Meeting.

Upon the recommendation of the Nominations and Governance Committee of our Board, our Board nominated Messrs. John Casella, William P. Hulligan and James E. O’Connor for re-election at the 2015 Annual Meeting as Class III directors, each to serve until the 2018 Annual Meeting of Stockholders or until his respective successor is elected and qualified. Mr. O’Connor was initially elected to the Board on July 7, 2015 and filled the vacancy created by the resignation of John F. Chapple III as of such date. William P. Hulligan was initially elected to the Board on September 1, 2015 and filled the vacancy created by the resignation of James P. McManus as of August 31, 2015.

We believe our three (3) director nominees have the integrity, knowledge, breadth of relevant and diverse experience and commitment necessary to navigate our company through the complex and dynamic business environment in which we operate and to deliver superior value to our stockholders. Each of our three (3) director nominees was recommended by the Nominations and Governance Committee to the Board, which unanimously approved their nomination. The recommendations of your Board are based on its carefully considered judgment that the experience, record and qualifications of each of its nominees make them the best candidates to serve on the Board.

Messrs. Hulligan and O’Connor are the newest independent members of the Board, having been appointed to the Board in September 2015 and July 2015, respectively. If re-elected to the Board, they would together bring to your board extensive experience in the waste management industry. Mr. Hulligan is the former President and Chief Operating Officer of Progressive Waste Solutions Ltd., one of North America’s largest full-service waste management companies which provides non-hazardous solid waste collection, recycling and disposal services to commercial, industrial, municipal and residential customers. He brings to the Board more than 40 years of experience in the waste management industry, including a 24-year career at Waste Management, Inc., the largest provider of comprehensive waste management services in North America. Following his time at Waste Management, Inc., Mr. Hulligan served seven years as Executive Vice President of Waste Services Inc., a publicly-traded, multi-regional, integrated solid waste services company, providing collection, transfer, landfill disposal and recycling services for commercial, industrial and residential customers in the United States and Canada. Mr. O’Connor is the former Chairman of the Board and Chief Executive Officer of Republic Services, Inc. the second largest provider of non-hazardous solid waste collection, recycling and disposal services in the United States. He brings to the Board over 40 years of experience in the waste management industry, including extensive leadership experience, as well as experience serving on the boards of directors of publicly-traded companies in a variety of industries, including waste management, transportation and energy. Prior to joining Republic Services, Inc., Mr. O’Connor spent close to 30 years at Waste Management, Inc. where he held various senior management positions.

With the election of Messrs. Cassella, Hulligan and O’Connor, your Board would be composed of nine highly-qualified and experienced directors, seven of whom are independent, who collectively would provide your Board with a broad and diverse set of skills and experiences, including in the areas of waste collection, recycling, disposal services, operations, accounting, finance, mergers and acquisitions, capital markets, capital allocation, capital structure, risk management, IT infrastructure, and strategic planning. Your Board’s recommended slate of director nominees reflects its continuing commitment to recruit new independent and highly-qualified directors that have perspectives, insights, experiences and competencies that expand the depth and breadth of the Board. In selecting the director nominees that we are proposing for election, your Board has focused on selecting experienced, independent Board candidates who will work together constructively with a focus on operational excellence, financial strength and the growth of stockholder value.

The nominees recommended by your Board have consented to serving as nominees for election to the Board, to being named in this proxy statement and to serving as members of the Board if elected by the Company’s stockholders. As of the date of this proxy statement, the Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director. However, if for any reason a nominee becomes unable to serve or for good cause will not serve if elected, the Board upon the recommendation of its Nominations and Governance Committee may designate substitute nominees, in which event the shares represented by proxies returned to us will be voted for such substitute nominees. If any substitute nominees are so designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the amended proxy statement and to serve as directors if elected, and includes certain biographical and other information about such nominees required by the applicable rules promulgated by the SEC.

The accompanying WHITE proxy card will not be voted for more than three candidates or for anyone other than the Board’s nominees or designated substitutes. Unless otherwise instructed, the persons named in the accompanying proxy will vote to elect Messrs. Cassella, Hulligan and O’Connor to the Board, unless, by marking the appropriate space on the WHITE proxy card, the stockholder instructs that he, she or it withholds authority from the proxy holder to vote with respect to a specified candidate(s).

Director Biographies and Qualifications

The following table provides biographical information relating to each director and director nominee, including his or her age and period of service as a director of the Company; his or her committee memberships; his or her business experience, including principal occupation and employment and directorships at other public companies during the past five years; his or her community activities; and his or her other experience, qualifications, attributes or skills that led our Board to conclude he or she should serve as a director of the Company.

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Class III Director Nominees to be elected at the 2015 Annual Meeting (terms expiring in 2018, if elected)

John W. Casella Chairman	64

Mr. Casella has served as Chairman of our Board since July 2001 and as our Chief Executive Officer since 1993. Mr. Casella also served as our President from 1993 to July 2001 and as Chairman of our Board from 1993 to December 1999. In addition, Mr. Casella has served as Chairman of the Board of Directors of Casella Waste Management, Inc., a wholly-owned subsidiary of ours, since 1977. Mr. Casella is also an executive officer and director of Casella Construction, Inc., a company owned by Mr. Casella and his brother Douglas R. Casella, also a member of our Board, which specializes in general contracting, soil excavation and heavy equipment work, and which performs landfill-construction and related services for us. Mr. Casella has been a member of numerous industry-related and community service-related state and local

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships

boards and commissions, including the National Recycling Coalition, Board of Directors of the Associated Industries of Vermont, the Association of Vermont Recyclers, the Vermont State Chamber of Commerce, the Rutland Industrial Development Corporation and the Rutland Regional Medical Center. Mr. Casella has also served on various state task forces, serving in an advisory capacity to the Governors of Vermont and New Hampshire on solid waste issues. Mr. Casella holds an A.S. in Business Management from Bryant & Stratton College and a B.S. in Business Education from Castleton State College. We believe Mr. Casella is qualified to serve on our Board due to his insight and expertise in the waste management industry, coupled with his extensive business and leadership experience.

William P. Hulligan Audit Committee	72

Mr. Hulligan was elected to the Board in September 2015. Mr. Hulligan served as senior advisor to Progressive Waste Solutions Ltd., a waste management company, from March 2014 to August 2015, as President and Chief Operating Officer from January 2012 to March 2014, and as President USA and Executive Vice President of Florida operations from July 2010 to January 2012. Prior to joining Progressive Waste Solutions, Mr. Hulligan served as Executive Vice President of North America Operations of Waste Services, Inc., a solid waste services company, from June 2003 to July 2010. Prior to joining Waste Services, Mr. Hulligan also spent over 20 years at Waste Management, Inc., a provider of waste management services, where he held various senior management positions. Mr. Hulligan previously served as a member of the Board of Directors of two publicly-traded waste management companies, EarthCare Company and OHM Corporation. He has also served on the Board of Directors of the Environmental Industry Association as well as on the board of Trustees at John Carroll University and Bradley University. Mr. Hulligan holds a B.S. in Business Administration from John Carroll University. We believe Mr. Hulligan is qualified to serve on our Board due to his over 40 years of experience in the waste management industry, including extensive operational and executive experience.

James E. O’Connor Compensation Committee	66

Mr. O’Connor was elected to the Board in July 2015. Mr. O’Connor served as Chief Executive Officer of Republic Services, Inc., a non-hazardous solid waste collection, recycling and disposal services company, from 1998 to 2011, and as Chairman of the Board of Republic Services from 2003 to 2011. Prior to joining Republic Services, Mr. O’Connor spent close to 30

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships

years at Waste Management, Inc., a provider of waste management services, where he held various senior management positions. Mr. O’Connor is a member of the Board of Directors of Clean Energy Fuels Corp., a provider of natural gas fuel for transportation in North America, where he serves on the Compensation Committee and the Nominating and Corporate Governance Committee, and the Canadian National Railway Company, where he chairs the board’s Strategic Planning Committee and also serves on the Audit, Environmental & Safety and Finance Committees. Mr. O’Connor holds a B.S. in Commerce (concentration in accounting) from DePaul University. We believe Mr. O’Connor is qualified to serve on our Board due to his over 40 years of experience in the waste management industry, including extensive leadership experience, as well as experience serving on the boards of directors of publicly-traded companies in a variety of industries, including waste management, transportation and energy.

Class I Directors (terms expiring in 2016)

James F. Callahan, Jr. Audit Committee (Chair) Nominations and Governance Committee	71

Mr. Callahan has served as a member of our Board since March 2003. Mr. Callahan served as an audit and business advisory partner of Arthur Andersen LLP, an independent public accounting firm, from September 1975 to March 2000. Mr. Callahan has been retired since March 2000. Mr. Callahan has served as a member of various community service-related boards and currently serves on the Board of Trustees of the Massachusetts Department of Developmental Services’ Hogan Regional Center and is Trustee Emeritus of Bates College. Mr. Callahan holds a B.A. from Bates College and an M.B.A. from the Rutgers University School of Management. We believe Mr. Callahan is qualified to serve on our Board due to his years of experience at Arthur Andersen, the depth and breadth of his financial reporting expertise and his experience with complex financial matters.

Douglas R. Casella Vice Chairman	59

Mr. Casella has served as Vice Chairman of our Board since 1993. Mr. Casella founded Casella Waste Management, Inc., a wholly owned subsidiary of ours, in 1975 and has served as its President since then. Since 1989, Mr. Casella has served as President of Casella Construction, Inc., a company owned by Mr. Casella and his brother John W. Casella, who is also our Chief Executive Officer and Chairman of the Board, which specializes in general contracting, soil excavation and heavy equipment work, and which performs landfill-construction and related services for us. We believe Mr. Casella is qualified to serve on our

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
		Board due to his extensive experience with operational and asset management matters in the waste management industry.

Michael K. Burke Audit Committee Nominations and Governance Committee	57

Mr. Burke has served as a member of our Board since February 2008. From January 2012 to June 2014, Mr. Burke served as Senior Vice President and Chief Financial Officer of Landauer, Inc., a publicly traded global provider of devices, consumable medical products and technical/analytical services. Prior to Landauer, Mr. Burke served as Senior Vice President and Chief Financial Officer of Albany International Corp., a publicly-traded global advanced textiles and materials processing company, from July 2009 to September 2010. Mr. Burke served as the Executive Vice President and Chief Financial Officer of Intermagnetics General Corporation, a publicly traded medical device company, from December 2001 until its sale to Royal Philips Electronics in November 2006. Before joining Intermagnetics General Corporation, Mr. Burke served as Executive Vice President and Chief Financial Officer of HbT, Inc., a manufacturer of hydrogen generators and processors. Prior to joining HbT in May 2000, Mr. Burke served as a Managing Director within the U.S. Investment Banking Department of CIBC Oppenheimer Corp. Mr. Burke holds a B.A. in Economics from Lake Forest College and a Graduate Certificate in Mergers and Acquisitions from The Wharton School. We believe Mr. Burke is qualified to serve on our Board due to his leadership and financial experience, particularly as a chief financial officer of publicly-traded companies, and broad functional skill set.

Class II Directors (terms expiring in 2017)

Joseph G. Doody Compensation Committee (Chair)	63

Mr. Doody has served as a member of our Board since 2004. Mr. Doody has served as Vice Chairman of Staples, Inc., an office products company, since January 2014. Previously, Mr. Doody had served as President, North American Commercial of Staples, Inc. from 1998 until January 2014. From 1974 to 1998, Mr. Doody held several managerial positions with the Eastman Kodak Company, an imaging technology company, including General Manager and Vice President, North America, Office Imaging. Mr. Doody has served on the Board of Directors of Paychex, Inc., a leading provider of payroll, human resource, and benefits outsourcing solutions, since October 2010. Mr. Doody holds a B.S. in Economics from State University of New York at Brockport and an M.B.A. from the University of Rochester. We believe Mr. Doody is qualified to serve on our Board due to

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
		his significant leadership experience, board experience and management experience of a multinational company.

Emily Nagle Green Compensation Committee	57

Ms. Nagle Green has served as a member of our Board since July 2012. From January 2012 until July 2015, Ms. Nagle Green served as President and Chief Executive Officer of Smart Lunches, Inc., an online delivery service providing fresh meals to children. From November 2005 to June 2011, Ms. Nagle Green served as Chief Executive Officer and a member of the Board of Directors of Yankee Group, a technology research firm, and from June 2011 to January 2012, Ms. Nagle Green served as Chairman of the Board of Directors of Yankee Group. Prior to joining Yankee Group, Ms. Nagle Green served as President and Chief Executive Officer of Cambridge Energy Research, an energy research and consulting firm, from 2003 to 2004. From 1995 to 2003, Ms. Nagle Green served in several leadership positions with Forrester Research, a provider of information technology and consulting services. Ms. Nagle Green holds a B.S.LL. from Georgetown University and an M.S. in Engineering and Computer Graphics from the University of Pennsylvania. We believe Ms. Nagle Green is qualified to serve on our Board due to her substantial executive senior management experience as well as over 25 years of experience in identifying and leveraging technology trends.

Gregory B. Peters Lead Director Compensation Committee Audit Committee Nominations and Governance Committee (Chair) Stock Plan Subcommittee	69

Mr. Peters has served as a member of our Board since 1993. Mr. Peters has served as managing general partner of Lake Champlain Capital Management, LLC, a corporate finance firm, since April 2001. From April 1988 to March 2001, Mr. Peters served as managing general partner of Vermont Venture Capital Partners, L.P., a venture capital company. Mr. Peters also previously served as general partner of North Atlantic Capital Partners, L.P., a venture capital company. Mr. Peters holds a B.A. from Harvard College and an M.B.A. from Harvard Business School. We believe Mr. Peters is qualified to serve on our Board due to his significant experience as a professional investor and extensive experience in areas of corporate governance.

The holders of Class A common stock, voting separately as a class, are entitled to elect the Class A Director. Mr. Peters, a Class II director who serves as our Lead Director and is a member of the Compensation Committee, Audit Committee, Nominations and Governance Committee and Stock Plan Subcommittee, serves as the Class A Director.

The employment agreement by and between us and Mr. John Casella provides that he shall be elected as a member of our Board. We have agreed to use our best efforts to ensure that Mr. John Casella is elected as a director.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that our company is managed for the long-term benefit of our stockholders. This section describes key corporate governance policies and practices that we have adopted. We have adopted a code of business conduct and ethics, which applies to all of our directors, officers and employees, corporate governance guidelines and charters for the Audit Committee, Compensation Committee and Nominations and Governance Committee of our Board. Complete copies of our code of business conduct and ethics, corporate governance guidelines and committee charters, which are described below, are available on the Investor Relations section of our website, www.casella.com. Alternatively, you can request a copy of any of these documents by writing to Casella Waste Systems, Inc., Attn: Corporate Secretary, 25 Greens Hill Lane, Rutland, Vermont 05701.

Recently Adopted Corporate Governance Enhancements

The Nominations and Governance Committee regularly reviews matters of corporate governance and upon their recommendation our Board recently approved several corporate governance enhancements to enhance the ability of the Board and management to serve the long-term interests of stockholders, including the following:

•

We adopted a majority vote resignation policy, pursuant to which, in an uncontested election of directors, any nominee who is an incumbent director and who does not receive more votes “for” his or her election than votes “withheld” from his or her election shall be required to offer his or her resignation to our Board. In such an event, our Board, acting upon the recommendation of the Nominations and Governance Committee or other committee of independent directors, shall take action with respect to the offered recommendation, which could range from accepting the resignation, maintaining the director but addressing what the committee believes to be the underlying cause of the “withheld” votes, or resolving that the director will not be re-nominated in the future for election, to rejecting the resignation. Following the Board’s determination, the Company will promptly publicly disclose the Board’s decision of whether or not to accept the resignation offer and an explanation of how the decision was reached. We expect that the election of directors at the 2015 Annual Meeting will be contested, in which case this majority vote resignation policy would not apply at the 2015 Annual Meeting.

•

We have adopted an executive officer stock ownership policy (which supplements the stock ownership guidelines we already had in place for the member of our Board) reflective of the Board’s view that, while the Company has had a history of significant stock ownership by its executive officers, the Company should adopt a formal stock ownership policy that would anticipate all executive officers having a significant personal investment in the Company through their ownership of shares in the Company. Our new stock ownership policy is applicable to all executive officers who are required to file reports pursuant to Section 16 of the Exchange Act and requires the following levels of stock ownership as a multiple of the individual’s respective base salary: Chief Executive Officer: 3X, President/Chief Operating Officer: 2X, Chief Financial Officer: 2X and our other executive officers: 1X.

•

While a compensation clawback policy is not currently mandated by the SEC or Nasdaq, we adopted a compensation clawback policy applicable to all executive officers who are required to file reports pursuant to Section 16 of the Exchange Act.

•

We amended our 2006 Stock Incentive Plan to provide that our Board may not cancel in exchange for a cash payment any outstanding option with an exercise price per share above the then-current fair market value or take any other action under the 2006 Stock Incentive Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market.

•	We amended our insider trading policy to restrict hedging transactions and the pledging of shares other than pledges pursuant to approved exceptions granted in extraordinary situations where a person wishes to pledge Company securities as collateral for a loan (other than a margin loan) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

•

Our Board resolved that any new employment agreements to be entered into by the Company will not contain any provisions providing for gross-up payments for excise taxes paid under Section 4999 of the Internal Revenue Code of 1986, as amended.

Board Responsibilities

The Board oversees, counsels and directs management in our long-term interests and those of our stockholders. The Board’s responsibilities include:

•	Selecting and regularly evaluating the performance of the Chief Executive Officer and other executive officers;

•	Reviewing and approving our major financial objectives and strategic and operating plans, business risks and actions;

•	Overseeing the conduct of our business to evaluate whether the business is being properly managed; and

•	Overseeing the processes for maintaining the integrity of our financial statements and other publicly disclosed information in compliance with law.

All of our directors are expected to comply with our code of business conduct and ethics and our insider trading policy. The Board conducts an annual self-evaluation. In addition, we encourage our directors to attend formal training programs in areas relevant to the discharge of their duties as directors.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of the Company and its stockholders. These guidelines, which provide a framework for the conduct of our Board’s business, provide, among other matters, that:

•	our Board’s principal responsibility is to oversee the management of the Company;

•	a majority of the members of our Board shall be independent directors;

•	the independent directors shall meet regularly in executive session;

•	directors shall have full and free access to management and, as necessary and appropriate, independent advisors;

•

newly elected directors are expected to participate in a briefing program and all directors are expected to participate in continuing director education on an ongoing basis. The briefing program is designed to provide new directors with the non-public information regarding the strategic direction of the Company as well as a background of the Company’s financial information; and

•	at least annually, our Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Director Stock Ownership Guidelines

Our Board believes that each non-employee director should acquire and hold shares of our stock in an amount that is meaningful and appropriate to such director. Accordingly, our Board adopted stock ownership guidelines that require each non-employee director to attain a share ownership level of our Class A common stock having a value equal to $100,000. Each non-employee director is required to attain such ownership levels by the third annual meeting of stockholders following the first annual meeting of stockholders at which such non-employee director is elected to our Board.

Board Determination of Independence

Under the applicable rules of the NASDAQ Stock Market, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board determined that none of Ms. Nagle Green or Messrs. Burke, Callahan, Doody, Hulligan, O’Connor and Peters has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 5605(a)(2) of the NASDAQ Marketplace Rules. The Board also determined that Mr. Chapple, a former director, was an “independent director” prior to his resignation from our Board on July 7, 2015 and that Mr. McManus, a former director, was an “independent director” prior to his resignation from our Board on August 31, 2015.

Director Nominations Process

The Nominations and Governance Committee acts under a written charter that we have posted on the Corporate Governance page of the Investor Relations section of our website, www.casella.com. The process followed by the Nominations and Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominations and Governance Committee and our Board.

Criteria and Diversity

Although our Board does not have a formal diversity policy, in considering whether to recommend any particular candidate for inclusion in our Board’s slate of recommended director nominees, the Nominations and Governance Committee applies the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, absence of conflicts of interest and the ability to act in the interests of all stockholders. The Nominations and Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities to our stockholders.

The director biographies appearing above indicate each nominee’s experience, qualifications, attributes and skills that led our Board to conclude that he or she should continue to serve as a member of our Board. Our Board believes that each of the nominees has substantial achievement in his or her professional pursuits, and possesses the background, talents and experience that our Board desires and that will contribute to the best interests of the Company and to long-term stockholder value.

Stockholder Nominations

Stockholders may recommend individuals to the Nominations and Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials to: Nominations and Governance Committee, c/o Corporate Secretary, Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701. The Nominations and Governance Committee has no obligation to consider individuals recommended by stockholders for nomination by the Committee as potential director candidates. However, assuming that appropriate biographical and background material has been provided on a timely basis, we expect that individuals recommended by stockholders would be so considered and evaluated by the Nominations and Governance Committee by following substantially the same process, and applying substantially the same criteria, as it follows for candidates identified by others.

Stockholders also have the right under our By-Laws to directly nominate director candidates, without any action or recommendation on the part of the Nominations and Governance Committee or our Board, by following the procedures set forth under “Stockholder Proposals and Nominations for the 2016 Annual Meeting of Stockholders.” If our Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy statement and proxy card for the next annual meeting of stockholders. Otherwise, candidates nominated by stockholders in accordance with the procedures set forth in the By-Laws will not be included in our proxy statement and proxy card for the next annual meeting.

Board Meetings and Attendance

Our Board met five times during the transition period from May 1, 2014 to December 31, 2014, which we refer to as transition period 2014, either in person or by teleconference. During transition period 2014, each incumbent director attended at least 75% of the meetings of our Board during the period for which he or she has been a director and at least 75% of the meetings of the committees of our Board on which he or she then served.

Director Attendance at Annual Meeting of Stockholders

We encourage, but have no policy with respect to, attendance of directors at the annual meeting of stockholders. Messrs. Burke, Callahan, John Casella, Douglas Casella and Peters attended the 2014 Annual Meeting of Stockholders.

Board Leadership Structure

Mr. John Casella serves as Chairman of our Board and Chief Executive Officer. Mr. Peters serves as our Lead Director. Our Board believes that combining the Chairman and Chief Executive Officer positions fosters clear accountability, effective decision-making and alignment of corporate strategy and, taken together with the Lead Director role, is the appropriate leadership structure for us at this time. The responsibilities of the Lead Director are included in our Corporate Governance Guidelines, which are posted on the Corporate Governance page of the Investor Relations section of our website, www.casella.com. The Lead Director chairs meetings of our independent directors, meets with any director who is not adequately performing his or her duties as a member of our Board or any committee and facilitates communications between the Chairman of our Board and other directors. The Lead Director also works with the Chairman of our Board in preparing agendas for each meeting of our Board and consults with the Chairman of our Board on matters relating to corporate governance and board performance.

Our Board believes that its leadership structure is appropriate because it strikes an effective balance between strategy development, independent leadership and management oversight in the Board process. Specifically, this leadership model provides clear accountability and efficient and effective leadership of our business, and our Board believes Mr. Casella is the appropriate person to lead both our Board and the management of our business.

Board Committees

Our Board has established three standing committees—Audit, Compensation and Nominations and Governance—each of which operates under a charter that was approved by our Board. In addition, the Compensation Committee designated two of its members to serve on the Stock Plan Subcommittee.

Our Board determined that all of the members of each of its three committees are independent as defined under the rules of NASDAQ, including, in the case of all members of the Audit Committee, the independence requirements under Rule 10A-3 under the Exchange Act, and, in the case of all members of the Compensation Committee, the independence requirements under Rule

10C-1 under the Exchange Act. Our current non-employee directors serve on the committees of our Board as follows:

	Audit Committee	Compensation Committee	Nominations and Governance Committee
Michael K. Burke
James F. Callahan
Joseph G. Doody
William P. Hulligan
Emily Nagle Green
James E. O’Connor
Gregory B. Peters**

**	Lead Independent Director
Chairperson
Member

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, evaluating, retaining and, if necessary, terminating an independent registered public accounting firm to serve as our independent auditors;

•	reviewing and discussing with management and our independent auditors our annual and quarterly financial statements and related disclosures and the internal controls over our financial reporting;

•	overseeing our compliance with legal and regulatory requirements;

•

taking appropriate actions, or recommending that our Board take appropriate action, to oversee the qualifications and independence of our independent auditors, including the consideration of independence when preapproving audit and non-audit services;

•	overseeing our internal audit function;

•	monitoring the performance of our internal audit function and our independent auditors, including conducting an annual evaluation of the performance of our auditors;

•	overseeing our risk management policies;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the Audit Committee report required by SEC rules, which is included beginning on page 32 of this proxy statement.

The Audit Committee currently consists of Messrs. Callahan (Chair), Burke, Hulligan and Peters. Our Board determined that Mr. Callahan is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. The Audit Committee met four times during transition period 2014, either in person or by teleconference. See “Report of the Audit Committee of the Board of Directors.”

Compensation Committee and Stock Plan Subcommittee

The Compensation Committee’s responsibilities include:

•	administering any bonus, incentive compensation and stock incentive plans;

•	reviewing and approving the salaries and certain other compensation and benefits of our executive officers;

•	reviewing and making recommendations to our Board with respect to director compensation;

•	reviewing and discussing with management our “Compensation Discussion and Analysis,” which is included beginning on page 34 of this proxy statement; and

•	preparing the Compensation Committee report required by SEC rules, which is included on page 39 of this proxy statement.

The Stock Plan Subcommittee of the Compensation Committee grants restricted stock units and other awards under our stock incentive plans to executive officers.

The members of the Compensation Committee are Messrs. Doody (Chair), O’Connor and Peters and Ms. Nagle Green. The members of the Stock Plan Subcommittee are Messrs. Doody and Peters. The Compensation Committee met six times during transition period 2014, either in person or by teleconference.

Nominations and Governance Committee

The Nominations and Governance Committee’s responsibilities include:

•	identifying individuals qualified to become members of our Board;

•	recommending to our Board persons to be nominated for election as directors;

•	developing, reviewing and recommending to our Board applicable corporate governance guidelines; and

•	overseeing an annual evaluation of our Board.

The members of the Nominations and Governance Committee are Messrs. Peters (Chair), Burke and Callahan. The Nominations and Governance Committee met three times during transition period 2014, either in person or by teleconference.

Risk Oversight

Role of Our Board in Management of Risk

Our Board administers its risk oversight function directly and through its Audit Committee and receives regular reports from members of senior management on areas of material risk to us, including operational, financial, legal and regulatory, strategic and reputational risks. As part of its charter, the Audit Committee regularly discusses with management our major risk exposures, their potential financial impact on us and the steps we take to manage them. In addition, the Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs and succession planning. The Nominations and Governance Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure and corporate governance.

Risk Considerations in Executive Compensation

Our Compensation Committee regularly considers risk as it relates to our executive compensation program and our Compensation Committee does not believe our executive compensation program encourages excessive or inappropriate risk taking. As described more fully below in “Compensation Discussion and Analysis,” we structure our compensation program to consist of both fixed and variable components to motivate our executives to produce superior short and long-term results that are in the best interests of us and our stockholders in order to attain our ultimate objective of increasing stockholder value. We believe that any risks that may arise from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee throughout transition period 2014 were Messrs. McManus (Chair), Doody, Chapple and Peters and Ms. Nagle Green. None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or Compensation Committee.

Certain Relationships and Related Person Transactions

We have adopted a written policy and have established procedures regarding approval of transactions between us and any employee, officer, director and other related persons, including those required to be reported under Item 404 of Regulation S-K. The policy requires that all related person transactions are reviewed by the Audit Committee and approved by our Board.

With respect to bidding projects in excess of $500,000 in which a related person, including Casella Construction, Inc. is a bidder, the Audit Committee has established a specific procedure. This procedure requires us to solicit a minimum of three qualified bids. The bid package is required to be sufficiently detailed to allow for direct comparisons of costs between responsive bidders. Bids for work on which Casella Construction, Inc. or any other related person is bidding are required to be directed to a third party engineer for opening, compilation and tabulation. The bids are then evaluated by the project team based on price, performance references, qualifications, experience, alternate bid items, proposed schedule, subcontractors qualifications/references, technical compliance and other bid information that is in the best interest of the project. In the event that a construction contract is successfully bid by a related person, bids and recommendations are required to be submitted to our Chief Financial Officer and our President and Chief Operating Officer for submission to the Audit Committee for review and to our Board for approval. With respect to sole source bids (i.e. those less than $500,000), the Audit Committee is required to be provided with documentation describing the reason for the work, a comparison of market or historical prices to the bid price, and approval by our Chief Financial Officer or our President and Chief Operating Officer. Change orders relating to contracts with related parties are required to be forwarded to our Chief Financial Officer for submission to the Audit Committee for review and to our Board for approval before the change order is approved; provided that change orders to existing contracts with related parties may be approved by our Chief Financial Officer and our President and Chief Operating Officer (executive officers who are not affiliated with the related parties), as long as the total value of such change orders does not exceed 10% of the value of the contract, up to a maximum of $500,000, and subject to ratification of the change order by our Board. Transactions not exceeding $75,000 individually or $300,000 in the aggregate in any fiscal year may, for administrative purposes, be approved by our President and Chief Operating Officer or our Chief Financial Officer, subject to ratification and approval by the Audit Committee and our Board.

The loan and security agreement for our senior secured asset-based revolving credit facility provides that, subject to certain exceptions, we may not enter into any transaction with any affiliate of ours, whether or not in the ordinary course of business, unless our Board determines in good faith that such transaction is on fair and reasonable terms substantially as favorable as would be obtainable by us at the time in a comparable arm’s length transaction.

With respect to related person transactions involving aggregate consideration in excess of $10.0 million, or in excess of $5.0 million if such transaction is not approved by a majority of disinterested directors, subject to certain exceptions, we are required by the terms of our debt instruments to obtain an opinion as to the fairness of such transactions from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

Our related person transaction policy also provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

We engage Casella Construction, Inc., a company owned by John W. Casella, our Chief Executive Officer and the Chairman of our Board, and Douglas R. Casella, the Vice Chairman of our Board, to provide construction services for us, including construction, closure and capping activities at our landfills. Total purchased services from Casella Construction, Inc. charged to operations or capitalized to landfills for transition period 2014 was $5,561,853, of which $1,534 was outstanding and included in either accounts payable or other current liabilities at December 31,

2014. In addition, we have approved ongoing contracts with Casella Construction, Inc., which we expect will result in additional payments by us to Casella Construction, Inc. Casella Construction, Inc. also contributed $350,000 in cash and $390,000 in non-compensable services for work performed at our Southbridge landfill to assist in the remediation of the site as a part of our settlement with the Massachusetts’ Office of the Attorney General.

We are also party to two real estate leases with Casella Associates, LLP, a Vermont limited liability company owned by Messrs. John Casella and Douglas Casella. These leases relate to our corporate headquarters in Rutland, Vermont and our Montpelier, Vermont facility, and provide for aggregate monthly payments by us of $27,375, subject to an annual escalation provision based on increases in the consumer price index, through their expiration in April 2018. These leases include a five year lessee renewal option with terms consistent with the current leases.

From 1977 to 1992, we operated an unlined landfill located in Whitehall, New York owned by Bola, Inc., a corporation owned by Messrs. John Casella and Douglas Casella, which operated as a single-purpose real estate holding company. We paid the cost of closing this landfill in 1992, and have agreed to pay all post-closure obligations. In transition period 2014, we paid an aggregate of $7,928 pursuant to this arrangement. As of December 31, 2014, we had accrued $83,851 for costs related to those post-closure obligations.

We have entered into employment agreements with certain of our officers. See “Executive and Director Compensation and Related Matters–Potential Payments Upon Termination or Change of Control–Employment Agreements.”

Communicating with the Independent Directors

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Lead Director, with the assistance of our Chief Financial Officer and General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Lead Director considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to our Board should address such communications to: Board of Directors, Attn: Corporate Secretary, Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions. We have posted a current copy of the Code of Business Conduct and Ethics on the Corporate Governance page of the Investor Relations section of our website, www.casella.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ’s listing standards concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.

Report of the Audit Committee of the Board of Directors

The Audit Committee reviewed our audited financial statements for transition period 2014 and discussed these financial statements with our management and McGladrey LLP, our independent auditors.

The Audit Committee also received from, and discussed with, our independent auditors various communications that our independent auditors are required to provide to the Audit Committee, including the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

Our independent auditors also provided the Audit Committee with the written disclosures and the letter required by PCAOB Rule 3526 (Communicating with Audit Committees Concerning Independence), as modified or supplemented. The Audit Committee discussed with the independent auditors their independence from us.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to our Board that the audited financial statements be included in our Transition Report on Form 10-KT for transition period 2014.

Following the completion of the Audit Committee’s review of our transition period 2014 financial statements and our internal accounting controls over financial reporting for transition period 2014, the Audit Committee, with input from management, completed an evaluation of the performance of our independent auditors, McGladrey LLP. Based on the results of this evaluation, the Audit Committee determined that it was in the best interest of Casella Waste Systems, Inc. and its stockholders to appoint, and the Audit Committee then appointed, McGladrey LLP as our independent auditors for the fiscal year ending December 31, 2015.

By the Audit Committee of the Board of Directors of Casella Waste Systems, Inc.

James F. Callahan, Jr., Chair
Michael K. Burke
Gregory B. Peters

EXECUTIVE AND DIRECTOR COMPENSATION AND RELATED MATTERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis is designed to provide our stockholders with an understanding of our compensation philosophy, objectives, programs and process, as well as the compensation paid to our named executive officers in transition period 2014. For transition period 2014, our named executive officers were:

•	John W. Casella, our Chief Executive Officer and Chairman of our Board;

•	Edmond R. Coletta, our Senior Vice President and Chief Financial Officer;

•	Edwin D. Johnson, our President and Chief Operating Officer;

•	David L. Schmitt, our Senior Vice President and General Counsel; and

•	Christopher B. Heald, our Vice President of Finance and Chief Accounting Officer.

Roles of Our Compensation Committee and Compensation Committee Consultant

The Compensation Committee, including its Stock Plan Subcommittee, is responsible for overseeing our executive compensation program. In this capacity, the Compensation Committee designs, implements, reviews and approves annually all compensation for our named executive officers.

The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. During the fiscal year ended April 30, 2014, or fiscal 2014, the Compensation Committee retained an independent compensation consultant, Arthur J. Gallagher & Co.’s Compensation Consulting Practice (formerly branded HRadvantage), or Gallagher Compensation Consulting. Gallagher Compensation Consulting was retained to assist the Compensation Committee with its review of the executive compensation program. The Compensation Committee reviewed compensation market data provided by Gallagher Compensation Consulting from independent commercially available salary surveys published by Towers Watson and Mercer LLC and other sources, which included publicly available compensation information from our industry and other industries, and general economic trends in the areas in which our executive officers work and live. In transition period 2014, the Compensation Committee also retained Gallagher Compensation Consulting to assist the Compensation Committee with its review of non-employee director compensation.

During transition period 2014, we retained Gallagher Benefit Services, Inc., a subsidiary of Arthur J. Gallagher & Co., to provide us with insurance brokerage services. The primary representative of Gallagher Compensation Consulting that advised the Compensation Committee in fiscal 2014 and during transition period 2014 did not participate in the provision of these other services performed by Gallagher Benefit Services, Inc. Management directly engaged Gallagher Benefit Services, Inc., and the Compensation Committee had no role in selecting or approving them for the services performed. Gallagher Compensation Consulting reports directly to the Compensation Committee. In transition period 2014, Gallagher Compensation Consulting did not attend any meetings of the Compensation Committee.

Objectives and Philosophy of Our Executive Compensation Program

The Compensation Committee, including its Stock Plan Subcommittee, seeks to achieve three broad objectives in connection with our executive compensation program. First, the Compensation Committee seeks to reward executives for the achievement of business objectives. Second, the executive compensation program is intended to provide executives with equity incentives so as to link a portion of the executive’s compensation with the future performance of our Class A common stock, thereby aligning the interests of our executives with those of our stockholders. Finally, the Compensation Committee structures its executive compensation program so as to enable us to attract and retain qualified and talented executives.

We have entered into employment agreements with certain of our executive officers. These employment agreements establish annual base salary and annual bonus amounts that the Compensation Committee may increase. In general, the Compensation Committee has tied potential bonus compensation to performance factors, including the executive officer’s efforts and contributions towards obtaining corporate objectives and our performance.

In making executive compensation decisions, the Compensation Committee analyzes a number of factors, including the compensation data provided by Gallagher Compensation Consulting from the independent salary surveys. Data was generally gathered from this independent market data based on the size of the organization (measured in revenue) and type of organization, and where possible, the data was targeted to our revenue level using regression analysis. The Compensation Committee also reviewed compensation programs of a peer group of publicly traded companies in the waste management industry as provided by Gallagher Compensation Consulting but did not consider their compensation programs to be directly comparable to ours due to the larger size of those companies. This peer group, which is periodically reviewed and updated by the Compensation Committee after consultation with Gallagher Compensation Consulting, consists of Clean Harbors, Inc., Covanta Holding Corporation, Progressive Waste Solutions Ltd., Republic Services, Inc., Waste Connections, Inc. and Waste Management, Inc. The Compensation Committee also relies on various other factors, including existing compensation paid to executives, experience level of the individual, market factors, general economic conditions, corporate performance and cost of living in the areas where our executives live.

Say-on-Pay Feedback from Stockholders

At our 2014 Annual Meeting of Stockholders, we submitted our executive compensation program to an advisory vote of our stockholders and it received the support of 93% of the total votes cast. Annually, the Compensation Committee intends to review the results of the advisory vote and will consider this feedback as it completes its annual review of each pay element and the total compensation packages for our named executive officers with respect to the next fiscal year.

Components of our Executive Compensation Program

The primary elements of our executive compensation program are:

•	base salary;

•	annual incentive bonuses;

•	discretionary bonuses;

•	stock awards; and

•	severance and change-of-control benefits.

We do not have any policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the Compensation Committee determines what it believes to be the appropriate level and mix of the various compensation components based on its review of compensation of similarly situated executives in our peer group, the advice of its compensation consultant and our compensation philosophy described previously.

Base Salary

We use base salaries to recognize the experience, skills, knowledge and responsibilities of our employees, including our named executive officers. None of our named executive officers is currently party to an employment agreement that provides for automatic or scheduled increases in base salary.

On an annual basis, our Compensation Committee reviews and evaluates for adjustment the base salaries of our named executive officers based on the scope of each executive’s responsibilities, individual contribution, prior experience and sustained performance. Base salaries are also reviewed and adjusted, as deemed appropriate, in the case of promotions or other significant changes in responsibility. No formulaic base salary increases are provided to our named executive officers. In making decisions regarding salary increases, we may also draw on the experiences of members of our Board with other companies and the peer group compensation data reviewed by the Compensation Committee. The annual base salaries of our named executive officers were not increased for transition period 2014.

The following table sets forth the annual base salaries of our named executive officers as of December 31, 2014, April 30, 2014 and April 30, 2013:

Name and Principal Position(s)	Annual Base Salary as of April 30, 2014 and December 31, 2014	Annual Base Salary as of April 30, 2013
John W. Casella	$450,000	$366,785
Chairman and Chief Executive Officer
Edmond R. Coletta	$296,715	$240,000
Senior Vice President and Chief Financial Officer
Edwin D. Johnson	$380,000	$350,000
President and Chief Operating Officer
David L. Schmitt	$270,755	$242,800
Senior Vice President and General Counsel
Christopher B. Heald	$185,000	$157,800
Vice President of Finance and Chief Accounting Officer

Annual Incentive Bonus

Each of our named executive officers are eligible to receive an annual incentive bonus consisting of cash, a stock award or a combination thereof in an amount, if any, to be approved by the Compensation Committee after the conclusion of each fiscal year or comparable reporting period. The annual incentive bonuses for named executive officers are intended to compensate them for the achievement of our strategic, operational and financial goals. Amounts payable under the annual incentive bonus plan are calculated as a percentage, from zero to 100%, of a maximum bonus amount, which is based on a percentage of the applicable executive’s base salary.

Transition Period 2014 Bonus Plan

In June 2014, the Compensation Committee approved the annual incentive bonus plan for transition period 2014, pursuant to which our named executive officers were eligible to receive a bonus with respect to transition period 2014, payable in cash or equity, as determined by our Compensation Committee, based upon the improvement of Economic Value Added, or EVA, in transition period 2014 compared to EVA in the eight-month period ended December 31, 2013. EVA is calculated as operating income less a cost of capital charge, with the cost of capital charge calculated as our weighted average cost of capital applied to the net assets of each operating unit. The eligibility of our named executive officers to receive an annual incentive bonus under the 2014 transition period bonus plan was contingent upon our compliance with financial covenants under our subsequently refinanced senior secured credit facility. If we were not compliant, or were not expected to be in compliance with our financial covenants, then the calculated bonuses would be scaled back or eliminated to bring us into compliance with such financial covenants. As of December 31, 2014, we were in compliance with such financial covenants.

The following table shows the transition period 2014 maximum annual incentive bonus amount calculated as a percentage of the prorated portion of annual base salary for which each of Messrs. John Casella, Coletta, Johnson, Schmitt and Heald was eligible. The transition period 2014 maximum bonus amount was prorated based on an eight-month period as compared to a standard twelve-month period.

Name and Principal Position(s)	Transition Period 2014 Maximum Bonus Amount Percentage	Transition Period 2014 Prorated Maximum Annual Incentive Bonus Amount
John W. Casella	120%	$360,000
Chairman and Chief Executive Officer
Edmond R. Coletta	75%	$148,358
Senior Vice President and Chief Financial Officer
Edwin D. Johnson	85%	$215,333
President and Chief Operating Officer
David L. Schmitt	60%	$108,302
Senior Vice President and General Counsel
Christopher B. Heald	50%	$61,667
Vice President of Finance and Chief Accounting Officer

In February 2015, the Compensation Committee approved the payout of annual incentive bonuses to our named executive officers under the transition period 2014 bonus plan based upon the achievement of increased EVA when compared to the eight-month period ended December 31, 2013. The period-over-period increase in EVA for the eight-month period ended December 31, 2013 to transition period 2014 was $1,711,759. As defined by the plan, the Compensation Committee allocated 30% of such positive year-over-year EVA improvement to the annual incentive bonus pool for our named executive officers. Based on such allocation, the annual cash incentive bonuses awarded under the transition period 2014 bonus plan were calculated at 57.5% of the transition period 2014 maximum annual incentive bonus amount for each named executive officer and awarded by the Compensation Committee as follows: $206,868 for Mr. John Casella, $85,251 for Mr. Coletta, $123,738 for Mr. Johnson, $62,234 for Mr. Schmitt and $35,436 for Mr. Heald.

Fiscal 2015 Bonus Plan

In January 2015, the Compensation Committee approved the annual incentive bonus plan for the fiscal year ending December 31, 2015, or fiscal 2015, pursuant to which our named executive officers are eligible to receive a bonus with respect to fiscal 2015, payable in cash or equity, as determined by our Compensation Committee, based upon the improvement of EVA in fiscal 2015 compared to EVA in the twelve months ended December 31, 2014. EVA is calculated as operating income, adjusted for certain items, less a cost of capital charge, with the cost of capital charge calculated as our weighted average cost of capital applied to our consolidated net fixed assets. As defined by the plan, the Compensation Committee will allocate positive year-over-year EVA improvement to the annual incentive pool for our named executive officers as follows: 7.5% of such positive year-over-year EVA improvement if EVA increases up to $5.6 million year-over-year for the twelve months ended December 31, 2015 as compared to the twelve months ended December 31, 2014; 15% of such incremental positive year-over-year EVA improvement if EVA increases over $5.6 million up to $9.1 million year- over-year; and 30% of such incremental positive year-over-year EVA improvement if EVA increases over $9.1 million year-over-year. If EVA decreases year-over-year, then no EVA improvement will be allocated to the annual incentive pool. If we are not in compliance with financial covenants under our senior secured asset-based revolving credit facility before or after accruing for bonus awards as determined by the fiscal 2015 bonus plan, our Board may reduce the annual incentive bonus payouts to ensure compliance with such financial covenants.

Under the fiscal 2015 bonus plan, the maximum bonus amount that each of our named executive officers is eligible to receive is based upon the following percentage of the respective officer’s annual base salary paid during fiscal 2015: Mr. John Casella: 120%; Mr. Coletta: 75%; Mr. Johnson: 85%; Mr. Schmitt: 60% and Mr. Heald: 50%.

Discretionary Bonus

In October 2014, the Compensation Committee approved a special bonus plan for members of our finance team, including Messrs. Coletta and Heald, whose responsibilities and workloads would be significantly increased by certain proposed financing transactions, including the refinancing of our senior secured credit facility. Pursuant to such bonus plan, Mr. Coletta was eligible to receive a bonus payment upon the closing of each of four specified financing transactions for a total bonus payout of $202,055 and Mr. Heald was eligible to receive a bonus payment upon the closing of each of two specified financing transactions for a total bonus payout of $85,250. Two of the transactions closed during transition period 2014, and the remaining other two transactions closed in fiscal 2015. Mr. Coletta received a bonus payout of $202,055, of which $44,100 was earned during transition period 2014 and $157,955 was earned during fiscal 2015. Mr. Heald received a bonus payout of $85,250, all of which was earned in fiscal 2015.

Stock Awards

Our named executive officers are also eligible to receive stock awards under our stock incentive plans. We typically make equity awards to our officers and employees as an incentive to enhance long-term shareholder value. Equity awards are typically granted when the person is first hired, receives a promotion or other significant change in responsibility, and thereafter once annually as a part of our broader equity incentive program at a regularly scheduled Compensation Committee meeting at the commencement of the respective fiscal year or comparable reporting period. Although the Compensation Committee does not use peer group compensation to formally benchmark the compensation of our named executive officers, the Compensation Committee considers this information as an important reference point in determining the size of an equity award based on a compensation comparison of each of our named executive officers to the comparable executive officers of our peer group.

Historically, the use of stock options has been a significant element in the compensation packages of our named executive officers and our broader annual equity incentive program. The stock options we have granted to our named executive officers generally vest in equal annual installments over a three or four-year period of the ten-year stock option term, beginning on the first anniversary of the date of grant. Exercise rights generally cease shortly after termination of employment except in the case of death or disability, although in certain circumstances the exercise period may be extended if the Compensation Committee believes the extension is in our best interests. Prior to the exercise of a stock option, the holder has no rights as a stockholder with respect to the shares subject to such stock option, including voting rights and the right to receive dividends or dividend equivalents. It has been the policy of the Stock Plan Subcommittee to set the exercise price of the stock options at a price that is at least equal to the fair market value of a share of our Class A common stock as of the date of grant.

Since 2009, we have issued restricted stock units as part of our broader annual equity incentive program instead of stock options as we believe that they generally serve as a more effective equity incentive program to retain quality employees and drive shareholder value. These restricted stock units, each of which represents the right to receive a share of our Class A common stock, are subject to vesting conditions. For transition period 2014, we granted restricted stock units to our named executive officers as part of our broader annual equity incentive program that vest based on continued employment in three equal annual installments beginning on the first anniversary of the date of grant. The transition period 2014 grant of restricted stock units was prorated based on an eight-month period as compared to a standard twelve-month period. The restricted stock units will vest in full upon a change of control of the Company. For fiscal 2015, we have also granted restricted stock units to our named executive officers that vest based on continued employment in three equal annual installments beginning on the first anniversary of the date of grant.

We do not have a program, plan or practice of timing the grant of equity awards in coordination with the release of material non-public information.

Benefits and Other Compensation

We maintain broad based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Our executive officers are eligible to participate in all of our employee benefit plans, in each case, on the same basis as other employees.

Severance and Change-of-Control Benefits

Pursuant to employment agreements we have entered into with our named executive officers other than Mr. Heald, each such named executive officer is entitled to specified benefits in the event of the termination of his employment under specified circumstances, including termination following a change of control of the Company. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption “—Potential Payments Upon Termination or Change of Control” below.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction for compensation in excess of $1.0 million paid to a company’s chief executive officer and its three other officers (other than the chief financial officer) whose compensation is required to be reported to our stockholders pursuant to the Exchange Act by reason of being among our most highly paid executive officers. Certain compensation, including qualified performance based compensation, is not subject to the deduction limitation if certain requirements are met. The Compensation Committee, including its Stock Plan Subcommittee, reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be in excess of the limit when it believes such payments are appropriate and in the best interests of our stockholders, after taking into consideration changing business conditions and the performance of our employees.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of the Board of Directors of Casella Waste Systems, Inc.

Joseph G. Doody, Chair
Emily Nagle Green
Gregory B. Peters

Summary Compensation

The following table sets forth the total compensation earned by, paid to or granted to our named executive officers during the fiscal years or transition period indicated.

Summary Compensation Table

Name and Principal Position(s) (1)	Year	Salary ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)		Non- Equity Incentive Plan Com- pensation ($) (5)	All Other Compensation ($) (6)	Total ($)
John W. Casella	Transition period 2014	300,000	244,110	—		206,868	28,029	779,007
Chairman and	Fiscal 2014	402,016	139,336	226,831		102,895	87,575	958,653
Chief Executive Officer	Fiscal 2013	363,150	278,674	—		—	43,843	685,667
	Fiscal 2012	361,333	278,669	—		25,293	37,201	702,496
Edmond R. Coletta	Transition period 2014	197,810	133,336	—		129,351	5,336	465,833
Senior Vice President and	Fiscal 2014	258,905	133,618	—		52,840	8,236	453,599
Chief Financial Officer	Fiscal 2013	205,000	114,365	265,911		—	7,000	592,276
Edwin D. Johnson	Transition period 2014	265,833	133,336	—		123,738	8,078	530,985
President and	Fiscal 2014	351,375	133,618	436,940	(7)	76,695	196,533	1,195,161
Chief Operating Officer	Fiscal 2013	320,833	267,232	517,050		—	11,673	1,116,788
	Fiscal 2012	300,000	267,234	—		17,850	11,673	596,757
David L. Schmitt	Transition period 2014	180,504	38,122	—		62,234	—	280,860
Senior Vice President and	Fiscal 2014	256,113	57,184	—		38,574	1,000	352,871
General Counsel	Fiscal 2013	241,825	114,365	—		—	1,000	357,190
	Fiscal 2012	235,000	103,801	—		10,198	6,726	355,725
Christopher B. Heald	Transition period 2014	123,333	38,122	—		35,436	—	196,891
Vice President of Finance and	Fiscal 2014	165,733	57,184	—		21,964	1,000	245,881
Chief Accounting Officer	Fiscal 2013	140,092	27,034	64,869		15,000	1,000	247,995

(1)	Neither Mr. Coletta nor Mr. Heald was a named executive officer in the fiscal year ended April 30, 2012, or fiscal 2012.

(2)

The salary amounts included in the Summary Compensation Table differ from those in the annual base salary table on page 36 because transition period 2014 is eight months and because salary increases were effected during each of the periods presented on a non-retroactive basis, as applicable.

(3)

Amounts shown in this column reflect the aggregate grant date fair value of the restricted stock units and performance-based restricted stock units rewarded as a part of our broader annual equity incentive program under our 2006 Stock Incentive Plan, computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. Stock award compensation is based upon the last reported sales price of our Class A common stock on the NASDAQ Stock Market on the grant date. Stock award compensation for performance-based restricted stock units granted during the fiscal year ended April 30, 2013, or fiscal 2013, and fiscal 2012 assume 100% attainment of the underlying performance metrics. Under the terms of the performance-based restricted stock units, a named executive officer has the right to receive up to a maximum number of shares of Class A common stock if certain performance metrics are met by us. The grant date fair values of the fiscal 2013 awards, assuming that the highest attainment level underlying the performance metrics, or 200%, would be achieved, are as follows: $418,010 for Mr. John Casella, $171,551 for Mr. Coletta, $400,851 for Mr. Johnson, $171,551 for Mr. Schmitt and $40,553 for Mr. Heald. The grant date fair values of the fiscal 2012 awards, assuming that the highest attainment level underlying the performance metrics, or 150%, would be achieved, are as follows: $348,338 for Mr. John Casella, $334,042 for Mr. Johnson and $129,754 for Mr. Schmitt.

(4)

Reflects the aggregate grant date fair value for option awards granted under our 2006 Stock Incentive Plan in accordance with FASB ASC Topic 718. The assumptions used to calculate the value of option awards are set forth in Note 12 to our Consolidated Financial Statements included in our Transition Report on Form 10-KT for the transition period from May 1, 2014 to December 31, 2014.

(5)

The amounts reported in this column for fiscal 2012, fiscal 2013 and fiscal 2014 were previously reported in the Bonus column and reflect amounts earned under the annual incentive bonus plan for each respective year. The amounts reported in this column for transition period 2014 for Messrs. Casella, Johnson, Schmitt and Heald represent the amounts earned under the annual incentive bonus plan for transition period 2014. The amount reported in this column for transition period 2014 for Mr. Coletta includes $85,251 earned under the annual incentive bonus plan for transition period 2014 and $44,100 earned under the special bonus plan as described above in “Compensation Discussion and Analysis—Discretionary Bonus”.

(6)

The amounts reported in All Other Compensation reflect, for each named executive officer, the sum of (a) the dollar value of life and medical insurance premiums we paid, (b) the amount we contributed to the 401(k) plan, (c) the amount of tax gross-ups we paid and (d) the incremental cost to us of all perquisites and other personal benefits.

The following table sets forth All Other Compensation paid to or accrued by our named executive officers in transition period 2014, fiscal 2014, fiscal 2013 and fiscal 2012:

Name	Year	Life Insurance Premiums ($)	Medical Insurance Premiums ($)	401(k) Plan Matching Contributions ($)	Car Allowance and Usage ($)	Tax Gross-Up Payments		Other
John W. Casella	Transition period 2014	8,050	—	—	19,979	—		—
	Fiscal 2014	8,080	—	—	17,904	61,591	(a)	—
	Fiscal 2013	8,367	28,485	—	6,991	—		—
	Fiscal 2012	8,423	17,296	—	11,482	—		—
Edmond R. Coletta	Transition period 2014	—	—	—	5,336	—		—
	Fiscal 2014	—	—	1,000	7,236	—		—
	Fiscal 2013	—	—	1,000	6,000	—		—
Edwin D. Johnson	Transition period 2014	897	—	—	7,181	—		—
	Fiscal 2014	897	—	1,000	9,803	—		184,833	(b)
	Fiscal 2013	897	—	1,000	9,776	—		—
	Fiscal 2012	897	—	1,000	9,776	—		—
David L. Schmitt	Transition period 2014	—	—	—	—	—		—
	Fiscal 2014	—	—	1,000	—	—		—
	Fiscal 2013	—	—	1,000	—	—		—
	Fiscal 2012	—	—	1,000	5,726	—		—
Christopher B. Heald	Transition period 2014	—	—	—	—	—		—
	Fiscal 2014	—	—	1,000	—	—		—
	Fiscal 2013	—	—	1,000	—	—		—

(a)	Consists of a cash payment in connection with the reimbursement of withholding tax associated with the vesting of restricted stock units in fiscal 2014.

(b)

The amount shown constitutes a cash payment to Mr. Johnson equal to the excess of the aggregate exercise price of the stock options issued to him in replacement of stock options that were rescinded over the exercise price of the rescinded stock options. See Note 7.

(7)

The amount shown reflects the aggregate grant date fair value of the stock options granted to Mr. Johnson to replace stock options previously granted to him that were rescinded because they were determined to have been issued in excess of the limits set forth under our 2006 Stock Incentive Plan.

Grants of Plan Based Awards

The following table sets forth information regarding grants of equity awards made to our named executive officers during transition period 2014.

Transition Period 2014 Grants of Plan-Based Awards

Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	Grant Date Fair Value of Stock and Stock Option Awards ($) (3)
			Threshold ($)	Target ($)	Maximum ($)
John W. Casella	Annual Incentive Bonus	N/A	—	—	360,000	—	—
	Restricted Stock Unit	6/24/2014	—	—	—	46,233	244,110
Edmond R. Coletta	Annual Incentive Bonus	N/A	—	—	148,358	—	—
	Discretionary Bonus	N/A	—	202,055	—	—	—
	Restricted Stock Unit	6/24/2014	—	—	—	25,253	133,336
Edwin D. Johnson	Annual Incentive Bonus	N/A	—	—	215,333	—	—
	Restricted Stock Unit	6/24/2014	—	—	—	25,253	133,336
David L. Schmitt	Annual Incentive Bonus	N/A	—	—	108,302	—	—
	Restricted Stock Unit	6/24/2014	—	—	—	7,220	38,122
Christopher B. Heald	Annual Incentive Bonus	N/A	—	—	61,667	—	—
	Discretionary Bonus	N/A	—	85,250	—	—	—
	Restricted Stock Unit	6/24/2014	—	—	—	7,220	38,122

(1)	There are no threshold or targets amounts under the annual incentive bonus plan for transition period 2014.

(2)

Represents restricted stock units granted under our 2006 Stock Incentive Plan. The restricted stock units vest based on continued employment in equal annual installments over a three-year period beginning on the first anniversary of the date of grant.

(3)	The value of a restricted stock unit award is based on the last reported sales price of our Class A common stock on the NASDAQ Stock Market on the grant date.

Information Relating to Equity Awards and Holdings

The following table sets forth information regarding outstanding unexercised options and stock units that have not vested and related information for each of our named executive officers as of December 31, 2014.

Outstanding Equity Awards at December 31, 2014

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
John W. Casella	30,000	—		12.00	6/30/2015	—		—	—		—
	30,000	—		13.00	7/6/2016	—		—	—		—
	14,000	—		11.01	7/23/2017	—		—	—		—
	18,291	36,583	(1)	5.54	12/12/2023	—		—	—		—
	—	—		—	—	46,233	(2)	186,781	—		—
	—	—		—	—	22,825	(3)	92,213	—		—
	—	—		—	—	8,984	(4)	36,295	—		—
	—	—		—	—	—		—	13,476	(5)	54,441
Edmond R. Coletta	2,000	—		13.00	7/6/2016	—		—	—		—
	1,000	—		11.01	7/23/2017	—		—	—		—
	20,000	—		13.78	12/13/2017	—		—	—		—
	20,000	—		4.72	3/4/2020	—		—	—		—
	—	90,000	(6)	4.00	12/5/2022	—		—	—		—
	—	—		—	—	25,253	(2)	102,022	—		—
	—	—		—	—	21,888	(3)	88,428	—		—
	—	—		—	—	3,687	(4)	14,895	—		—
	—	—		—	—	—		—	5,531	(5)	22,343
Edwin D. Johnson	200,000	—		3.81	7/6/2020	—		—	—		—
	—	122,466	(6)	4.00	12/5/2022	—		—	—		—
	50,000	—		5.71	12/10/2023	—		—	—		—
	—	52,534	(7)	5.71	12/10/2023	—		—	—		—
	—	—		—	—	25,253	(2)	102,022	—		—
	—	—		—	—	21,888	(3)	88,428	—		—
	—	—		—	—	8,615	(4)	34,805	—		—
	—	—		—	—	—		—	12,923	(5)	52,207
David L. Schmitt	15,000	—		15.60	5/31/2016	—		—	—		—
	—	—		—	—	7,220	(2)	29,169	—		—
	—	—		—	—	9,368	(3)	37,847	—		—
	—	—		—	—	3,687	(4)	14,895	—		—
	—	—		—	—	—		—	5,531	(5)	22,343
Christopher B. Heald	1,800	—		13.00	7/6/2016	—		—	—		—
	500	—		11.01	7/23/2017	—		—	—		—
	—	20,000	(8)	4.38	1/23/2023	—		—	—		—
	—	—		—	—	7,220	(2)	29,169	—		—
	—	—		—	—	9,368	(3)	37,847	—		—
	—	—		—	—	872	(4)	3,523	—		—
	—	—		—	—	—		—	1,308	(5)	5,284

(1)	Represents options granted on December 13, 2013. The options vest in equal annual installments over a three-year period, beginning on the first anniversary of the date of grant.

(2)

Represents restricted stock units granted on June 24, 2014. Restricted stock units vest based on continued employment in equal annual installments over a three-year period beginning on the first anniversary of the date of grant.

(3)

Represents restricted stock units granted on June 25, 2013. Restricted stock units vest based on continued employment in equal annual installments over a three-year period beginning on the first anniversary of the date of grant.

(4)

Represents restricted stock units granted on May 30, 2012. Restricted stock units vest based on continued employment in equal annual installments over a three-year period beginning on the first anniversary of the date of grant.

(5)

Represents performance-based restricted stock units granted on May 30, 2012. Performance-based restricted stock units are subject to vesting based on our attainment of a targeted return on net assets for the twelve months ended April 30, 2015 and are shown here assuming 50% attainment of the underlying performance metrics.

(6)	Represents options granted on December 5, 2012. The options fully vest on the third anniversary of the date of grant.

(7)	Represents options granted on December 11, 2013. The options fully vest on December 5, 2015.

(8)	Represents options granted on January 23, 2013. The options fully vest on the third anniversary of the date of grant.

Stock Vested During Transition Period 2014

Name	Stock Awards
	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($)
John W. Casella	28,058	151,730
Edmond R. Coletta	16,532	88,661
Edwin D. Johnson	26,907	145,506
David L. Schmitt	11,224	60,861
Christopher B. Heald	6,297	33,667

(1)

Number of shares acquired on vesting of stock awards is the gross number of shares vested, including shares that were surrendered to us, if applicable, for the payment of withholding taxes pursuant to the terms of our 2006 Stock Incentive Plan.

Potential Payments Upon Termination or Change of Control

Employment Agreements

We have employment agreements with Messrs. John Casella, Johnson, Coletta and Schmitt, which we entered into as follows: Mr. John Casella: December 8, 1999; Mr. Johnson: July 6, 2010; Mr. Coletta: September 1, 2012; and Mr. Schmitt: May 31, 2006. Each of Messrs. John Casella’s and Johnson’s employment agreement has an initial term of three years and is automatically renewable for additional one-year terms thereafter unless terminated by either party pursuant to the terms of the agreement. Each of Messrs. Coletta’s and Schmitt’s employment agreement has an initial term of one year and is automatically renewable for additional one-year terms thereafter unless terminated by either party pursuant to the terms of the agreement. In December 2008, we amended our employment agreements with Messrs. John Casella and Schmitt to document compliance with, and, as applicable, exemption from, Section 409A of the Code.

Pursuant to the terms of their employment agreements, each of Messrs. John Casella, Johnson, Coletta and Schmitt is entitled to a specified annual base salary, subject to adjustment as set forth in the agreement, an annual bonus consisting of cash, stock awards or a combination of cash and stock awards, in an amount determined by the Compensation Committee each fiscal year, and a severance package upon the termination of employment. We have agreed to use our best efforts to assure that Mr. John Casella is elected to our Board for the duration of his term of employment. The base salary and bonus components of their compensation are described above under “Base Salary” and “Annual Incentive Bonus”.

Mr. John Casella has agreed not to compete with us for a period of two years after the termination of his employment within 300 miles of any facility operated by us during the term of his employment and not to solicit our customers, accounts or employees. Each of Messrs. Johnson, Coletta and Schmitt has agreed not to compete with us for a period of one year after the termination of his employment within 100 miles of any facility operated by us during the term of his employment and not to solicit our customers, accounts or employees. In the event that Mr. John Casella terminates his employment voluntarily and is not entitled to severance, the non-compete provisions of his agreement would not apply unless we continue to pay his base salary and any termination benefits or payments required under his agreement.

In the event Mr. John Casella’s employment is terminated by us other than for cause (as defined below), he will be entitled to payment of an amount equal to (a) three times the sum of (i) his highest annual base salary paid under the agreement and (ii) the higher of the most recent bonus paid to him under his agreement or 50% of his base salary immediately prior to such termination, plus (b) an amount in cash equal to the value of any accrued but unpaid base salary, bonus and vacation pay. In addition, Mr. John Casella will continue to receive healthcare and other benefits for a period of three years from the date of termination, and any stock options or equity grants issued by us to him will become exercisable in full upon termination without cause. In the event that Mr. John Casella terminates his employment with us for good reason or qualified good reason (as defined below), he will receive the maximum payments and benefits described in the preceding two sentences plus an additional payment intended to compensate him for excise taxes under Section 4999 of the Code payable in connection with the severance payments. For the purposes of Mr. John Casella’s employment agreement, “good reason” means the occurrence of (a) a change of control, accompanied by, or followed within the 12-month period after a change of control by (b)(i) the assignment to the employee of any duties inconsistent with his status prior to the change of control or which require travel significantly more time-consuming than that required at commencement of the agreement, or (ii) a material adverse alteration in the nature or status of the employee’s responsibilities from those provided in the agreement or the transfer of a significant portion of such responsibilities to one or more other persons, or (iii) a material diminution in the employee’s compensation. For the purposes of Mr. John Casella’s employment agreement, “qualified good reason” means the occurrence of one of the events under clause (b)(i), (ii) or (iii) of the preceding definition of good reason.

In the event Mr. Coletta’s employment is terminated by us without cause, he will be entitled to payment of an amount equal to (a) the sum of (i) 12 months of the highest base salary paid to Mr. Coletta prior to his termination and (ii) 75% of his base salary immediately prior to such termination and (b) an amount in cash equal to any accrued but unpaid base salary, bonus and vacation pay. In addition, Mr. Coletta will continue to receive healthcare and other benefits for a period of one year from the date of termination. Any stock options or equity grants issued by us to Mr. Coletta will become exercisable in full upon termination without cause. In the event that Mr. Coletta terminates his employment for good reason, defined as the assignment of any duties inconsistent with his status as Senior Vice President and Chief Financial Officer, a material adverse alteration in the nature or status of his responsibilities from those provided in the agreement or the transfer of a significant portion of such responsibilities to one or more other persons, a material diminution in his compensation, or a material change in the geographic location at which he must perform services for us, Mr. Coletta will be entitled to receive the severance payments described in the preceding two sentences plus an additional payment intended to compensate him for excise taxes under Section 4999 of the Code payable in connection with the severance payments.

In the event Mr. Johnson’s employment is terminated by us without cause, he will be entitled to payment of an amount equal to (a) two times the sum of (i) his highest annual base salary at any time prior to such termination and (ii) 85% of his highest base salary at any time prior to such termination and (b) an amount in cash equal to the value of any accrued but unpaid base salary, bonus and vacation pay. In addition, Mr. Johnson will continue to receive healthcare and other benefits for a period of two years from the date of termination, and any stock options or equity grants issued by us to Mr. Johnson will become exercisable in full upon termination without cause. In the event that Mr. Johnson terminates his employment with us for good reason, defined as the assignment of any duties inconsistent with his status as President and Chief Operating Officer, a material adverse alteration in the nature or status of his responsibilities from those provided in the agreement or the transfer of a significant portion of such responsibilities to one or more other persons, or a material diminution in his compensation, Mr. Johnson will receive the maximum payments and benefits described in the preceding two sentences and an additional payment intended to compensate him for excise taxes under Section 4999 of the Code payable in connection with the severance payments.

In the event Mr. Schmitt’s employment is terminated by us without cause, he will be entitled to payment of an amount equal to (a) the sum of (i) 12 months of the highest base salary paid to Mr. Schmitt prior to his termination and (ii) 60% of his base salary immediately prior to such termination and (b) an amount in cash equal to any accrued but unpaid base salary, bonus and vacation pay. In addition, Mr. Schmitt will continue to receive healthcare and other benefits for a period of one year from the date of termination. Any stock options or equity grants issued by us to Mr. Schmitt will become exercisable in full upon termination without cause. In the event that Mr. Schmitt terminates his employment for good reason, defined as the assignment of any duties inconsistent with his status as Senior Vice President and General Counsel, a material adverse alteration in the nature or status of his responsibilities from those provided in the agreement or the transfer of a significant portion of such responsibilities to one or more other persons, or a material diminution in his compensation, Mr. Schmitt will be entitled to receive the severance payments described in the preceding two sentences plus an additional payment intended to compensate him for excise taxes under Section 4999 of the Code payable in connection with the severance payments.

For purposes of each agreement discussed above, “cause” means the discharge of the employee resulting from (a) a conviction of a crime involving us; (b) an act or omission which has a material adverse effect on us; (c) fraud, misappropriation or embezzlement; or (d) the breach of confidentiality, non-competition or other material obligations by the employee.

The severance benefits described above were extended to Mr. John Casella and Mr. Coletta as an inducement to their decisions to continue to remain employed by us and, in the case of Messrs. Johnson and Schmitt, as an inducement to accept employment with us. At the time each of such agreements was entered into, our Board considered a number of factors, including severance arrangements offered by comparable companies, the importance of the respective employee to our ongoing success and the benefits of receiving a non-competition and non-solicitation covenant from the respective employee in exchange for the agreed severance. The Compensation Committee considers the severance benefits to be separate from the compensation payable to employees for their ongoing services and accordingly does not consider the value of the severance package when setting current compensation.

Summary of Potential Payments Upon Termination or Change of Control as of December 31, 2014

The following table quantifies the amounts that would be payable to our named executive officers upon termination of their employment under the circumstances described above under “Employment Agreements.” We calculated the amounts shown based upon each such named executive officer’s employment agreement, if applicable, described above and upon the hypothetical assumption that we terminated each named executive officer effective December 31, 2014.

Name	Termination without Cause
	Cash Payments ($) (1)	Value of Benefits ($) (2)	Value of Options with Accelerated Vesting ($) (3)	Value of Stock with Accelerated Vesting ($)
John W. Casella	2,025,000	97,452	—	533,054
Edmond R. Coletta	519,251	17,811	3,600	294,718
Edwin D. Johnson	1,406,000	47,570	4,899	434,082
David L. Schmitt	433,208	23,000	—	171,284
Christopher B. Heald	—	—	—	—

Name	Immediately upon a Change of Control		Termination for Good Reason
	Value of Options with Accelerated Vesting ($) (3)	Value of Stock with Accelerated Vesting ($)	Cash Payments ($) (1)	Value of Benefits ($) (2)	Value of Options with Accelerated Vesting ($) (3)	Tax Reimbursement ($)	Value of Stock with Accelerated Vesting ($)
John W. Casella	—	533,054	2,025,000	97,452	—	1,409,448	533,054
Edmond R. Coletta	3,600	294,718	519,251	17,811	3,600	366,625	294,718
Edwin D. Johnson	4,899	434,082	1,406,000	47,570	4,899	946,363	434,082
David L. Schmitt	—	171,284	433,208	23,000	—	—	171,284
Christopher B. Heald	—	—	—	—	—	—	—

(1)

The amounts in this column reflect a lump sum payment, as described above, equal to a multiple of annual base salary in effect on December 31, 2014, and a bonus or other amount equal to a percentage of the base salary for each named executive officer in accordance with the terms of his employment agreement.

(2)

The amounts in this column reflect payments for monthly COBRA premiums for continued health and dental coverage as well as payments for life insurance and disability insurance premiums as of December 31, 2014. For Mr. John Casella, payment of these benefits will continue for a period of three years, for each of Messrs. Coletta and Schmitt, a period of one year and for Mr. Johnson, a period of two years from the date of termination.

(3)

The amounts in this column are calculated based on the difference between $4.04, the closing market price per share of our Class A common stock on December 31, 2014, and the exercise price per share for the options subject to accelerated vesting.

Director Compensation

We compensate our directors who are not our employees or employees of our subsidiaries. Accordingly, Mr. John Casella, who serves as our Chief Executive Officer, and Mr. Douglas Casella, who serves as Vice Chairman of our Board and President of Casella Waste Management, Inc., our wholly- owned subsidiary, do not receive any additional compensation for their service as directors. Mr. Chapple resigned from our Board on July 7, 2015. Mr. O’Connor was elected as a director on July 7, 2015 and did not serve during transition period 2014. Mr. McManus resigned from our Board on August 31, 2015. Mr. Hulligan was elected as a director on September 1, 2015 and did not serve during transition period 2014.

The Compensation Committee periodically reviews the compensation of our non-employee directors. We seek to attract exceptional talent to our Board and therefore, our policy is to compensate our directors competitively relative to comparable companies. Our Board believes that it is appropriate for the chairs and members of the committees of our Board to receive additional compensation for their services in those positions.

Cash Compensation

In transition period 2014, our non-employee directors were entitled to receive cash fees in consideration of their Board service as follows:

•	Quarterly retainer fee for service on our Board	$6,250
•	Additional retainer fee for each meeting of our Board attended in person	$1,500
•	Additional retainer fee for each meeting of our Board attended telephonically	$1,000
•	Additional retainer fee for each meeting of a committee of our Board attended in person	$1,000
•	Additional retainer fee for each meeting of a committee of our Board attended telephonically	$500
•	Additional annual retainer fee for service as Audit Committee Chair	$15,000
•	Additional annual retainer fee for service as Compensation Committee Chair	$5,000
•	Additional annual retainer fee for service as Nominations and Governance Committee Chair	$5,000
•	Additional quarterly retainer fee for service as Lead Director	$18,750

Our non-employee directors are entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending Board meetings and meetings of committees on which he or she serves.

In transition period 2014, the Compensation Committee retained Gallagher Compensation Consulting to assist the Compensation Committee with its review of non-employee director compensation. In December 2014, our Board, upon the recommendation of the Compensation Committee, modified the compensation payable to non-employee directors by eliminating all per meeting fees and in lieu thereof fixing the quarterly retainer payable to such directors (not including retainer fees payable for service as chairs of committees or for service as the lead outside director) at $11,250 per quarter. Our non-employee directors will receive the following cash compensation for service on our Board, effective as of calendar year 2015:

•	Quarterly retainer fee for service on our Board	$11,250
•	Additional annual retainer fee for service as Audit Committee Chair	$15,000
•	Additional annual retainer fee for service as Compensation Committee Chair	$5,000
•	Additional annual retainer fee for service as Nominations and Governance Committee Chair	$5,000
•	Additional quarterly retainer fee for service as Lead Director	$18,750

Equity Compensation

Each new non-employee director receives a grant of shares of restricted Class A common stock on the date of such director’s initial election to our Board having a value on the date of grant of approximately $50,000, which vests in three equal annual installments beginning on the first anniversary of the date of grant. Each incumbent non-employee director, other than non-employee directors who were initially elected to our Board at an annual meeting of stockholders or at any time after the prior year’s annual meeting of stockholders, receives at each annual meeting of stockholders an additional grant of shares of restricted Class A common stock having a value on the date of grant of approximately $50,000, which vests in three equal annual installments beginning on the first anniversary of the date of grant. Our Board adopted stock ownership guidelines for its non-employee directors that require each non-employee director to attain a share ownership level of our Class A common stock equal to $100,000. Each non-employee director is required to attain such ownership levels by the third annual meeting of stockholders following the first annual meeting of stockholders at which such non- employee director is elected to our Board.

The following table provides compensation information for transition period 2014 for each of our non-employee directors.

Non-Employee Director Compensation for Transition Period 2014

Name*	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	Total ($)
Michael K. Burke	28,167	49,998	78,165
James F. Callahan, Jr.	41,166	49,998	91,164
John F. Chapple III	28,167	49,998	78,165
Joseph G. Doody	29,167	49,998	79,165
James P. McManus	26,500	49,998	76,498
Emily Nagle Green	28,167	49,998	78,165
Gregory B. Peters	89,500	49,998	139,498

*

Excludes Mr. John Casella, our Chief Executive Officer and Chairman of our Board, who does not receive compensation for his services as director and whose compensation as a named executive officer is reported in the Summary Compensation Table above, and Mr. Doug Casella, the Vice Chairman of our Board and President of Casella Waste Management, Inc., our wholly-owned subsidiary, who does not receive compensation for his services as director. Mr. Douglas Casella’s compensation for his services as President of Casella Waste Management, Inc., which did not exceed $120,000 in transition period 2014, is not included in the amounts set forth in this table. Mr. Chapple resigned from our Board on July 7, 2015. Mr. O’Connor was elected as a director on July 7, 2015 and did not serve during transition period 2014. Mr. McManus resigned from our Board on August 31, 2015. Mr. Hulligan was elected as a director on September 1, 2015 and did not serve during transition period 2014.

(1)

Amounts shown in this column reflect the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of awards granted in transition period 2014 under our 2006 Stock Incentive Plan for service on our Board. Restricted stock awards were granted at the fair market value as of the date of the grant, based upon the last reported sale price of our Class A common stock on the NASDAQ Stock Market. The restricted stock awards vest in equal annual installments over a three-year period beginning on the first anniversary of the date of grant. The individual restricted stock awards reflected in the compensation table above are summarized below:

Name	Grant Date	Number of Shares of Restricted Stock Granted in Transition Period 2014 (#)	Grant Date Fair Value of Awards Granted in Transition Period 2014 ($)
Michael K. Burke	10/7/2014	13,227	49,998
James F. Callahan, Jr.	10/7/2014	13,227	49,998
John F. Chapple III	10/7/2014	13,227	49,998
Joseph G. Doody	10/7/2014	13,227	49,998
James P. McManus	10/7/2014	13,227	49,998
Emily Nagle Green	10/7/2014	13,227	49,998
Gregory B. Peters	10/7/2014	13,227	49,998

(2)	As of December 31, 2014, our non-employee directors held the following aggregate number of unvested shares of restricted stock and shares underlying unexercised options as of such date:

Name	Number of Unvested Shares of Restricted Stock (#)	Number of Shares Underlying Unexercised Option Awards (#)
Michael K. Burke	22,804	7,500
James F. Callahan, Jr.	22,804	22,500
John F. Chapple III	22,804	22,500
Joseph G. Doody	22,804	22,500
James P. McManus	22,804	22,500
Emily Nagle Green	22,151	—
Gregory B. Peters	22,804	22,500

We have entered into or engaged in certain transactions with our directors or affiliates of our directors. See “Corporate Governance–Certain Relationships and Related Person Transactions.”

OWNERSHIP OF OUR COMMON STOCK

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of September 1, 2015 information regarding the beneficial ownership of our capital voting stock by (a) each person or entity known by us to beneficially own more than 5% of any class of our common stock, (b) our directors and director nominees, (c) our named executive officers and (d) our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Shares of Class A common stock that an individual or entity has a right to acquire within 60 days after September 1, 2015, including pursuant to options to purchase Class A common stock, Class B common stock convertible into Class A common stock and restricted stock unit awards subject to vesting, are included in the number of shares of Class A common stock beneficially owned by the person or entity and are deemed outstanding for purposes of computing the percentage of beneficial ownership owned by the person or entity, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person or entity. Each share of Class B common stock is convertible at the discretion of the holder thereof into one share of Class A common stock. As of September 1, 2015, a total of 39,978,784 shares of Class A common stock were outstanding and a total of 988,200 shares of Class B common stock were outstanding. Except as otherwise indicated by footnote, we believe that the persons named in this table, based on information provided by these persons, have sole voting and investment power with respect to the securities indicated. Unless otherwise indicated, the address of each beneficial owner listed in the table is care of Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701.

Name of Beneficial Owner	Class A Common Stock		Class B Common Stock		Combined Voting Percentage (1)
	# of Shares	% of Class	# of Shares	% of Class
5% Stockholders
Rutabaga Capital Management LLC (2)	3,192,741	7.99%	—	—	6.40%
64 Broad Street, 3rd Floor Boston, MA 02109
RMB Capital Management, LLC (3)	3,012,481	7.54%	—	—	6.04%
115 S. LaSalle Street, 34th Floor Chicago, IL 60603
BlackRock, Inc. (4)	2,916,833	7.30%	—	—	5.85%
40 East 52nd Street New York, NY 10022
Portolan Capital Management (5)	2,473,288	6.19%	—	—	4.96%
2 International Place, 26th Floor Boston, MA 02110
JCP Investment Partnership, LP (6)	2,109,903	5.28%	—	—	4.23%
1177 West Loop South, Suite 1650 Houston, TX 77027

Name of Beneficial Owner	Class A Common Stock		Class B Common Stock		Combined Voting Percentage (1)
	# of Shares	% of Class	# of Shares	% of Class
Executive Officers and Directors
John W. Casella (7)	913,775	2.25%	494,100	50.0%	10.74%
Edmond R. Coletta (8)	110,710	*	—	—	*
Edwin D. Johnson (9)	421,373	1.05%	—	—	*
David L. Schmitt (10)	56,764	*	—	—	*
Christopher B. Heald (11)	46,160	*	—	—	*
Michael K. Burke (12)	101,124	*	—	—	*
James F. Callahan, Jr. (13)	170,082	*	—	—	*
Douglas R. Casella (14)	1,214,279	3.00%	494,100	50.0%	11.34%
Joseph Doody (15)	97,582	*	—	—	*
William P. Hulligan (16)	108,333	*	—	—	*
Emily Nagle Green (17)	29,792	*	—	—	*
James E. O’Connor (18)	13,912	*	—	—	*
Gregory B. Peters (19)	111,766	*	—	—	*
Executive officers and directors as a group (13 people) (20)	3,395,652	8.19%	988,200	100.0%	24.41%

*	Represents less than 1% of the outstanding shares of the respective class of our voting stock and/or less than 1% of total ownership of equity securities.

(1)

This column represents voting power rather than percentage of equity interest as each share of Class A common stock is entitled to one vote, while each share of Class B common stock is entitled to ten votes. Combined, the Class A common stock (39,978,784 votes) and the Class B common stock (9,882,000 votes) entitle their holders to an aggregate of 49,860,784 votes as of September 1, 2015. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law.

(2)

We obtained information regarding beneficial ownership of these shares solely from a Form 13G that was filed with the SEC by Rutabaga Capital Management on February 13, 2015. Rutabaga Capital Management reports sole voting power with respect to 2,694,341 shares, shared voting power with respect to 498,400 shares and sole dispositive power with respect to 3,192,741 shares.

(3)

We obtained information regarding beneficial ownership of these shares solely from Amendment No. 1 to Schedule 13G that was filed with the SEC by RMB Capital Holdings, LLC, RMB Capital Management, LLC, Iron Road Capital Partners L.L.C. and South LaSalle Managers, LLC on February 5, 2015. RMB Capital Holdings, LLC reports shared voting power and shared dispositive power with respect to 3,012,481 shares. RMB Capital Management, LLC reports shared voting power and shared dispositive power with respect to 3,012,481 shares and sole dispositive power with respect to 34,000 shares. Iron Road Capital Partners L.L.C. reports shared voting power and shared dispositive power with respect to 2,199,433 shares. South LaSalle Managers, LLC reports shared voting power and shared dispositive power with respect to 799,048 shares.

(4)

We obtained information regarding beneficial ownership of these shares solely from Amendment No. 4 to Schedule 13G that was filed with the SEC by BlackRock, Inc., or BlackRock, on January 26, 2015. BlackRock reports sole voting power with respect to 2,846,879 shares and sole dispositive power with respect to 2,916,833 shares.

(5)

We obtained information regarding beneficial ownership of these shares solely from Amendment No. 1 to Schedule 13G that was filed with the SEC by Portolan Capital Management, LLC on February 10, 2015. Portolan Capital Management, LLC reports direct beneficial ownership, sole voting power and sole dispositive power with respect to 2,473,288 shares. George McCabe, the manager of Portolan Capital Management, LLC reports indirect beneficial ownership, sole voting power and sole dispositive power with respect to 2,473,288 shares.

(6)

We obtained information regarding beneficial ownership of these shares solely from Amendment No. 1 to Schedule 13D that was filed with the SEC by JCP Investment Partnership, LP (“JCP Partnership”), JCP Single-Asset Partnership, LP (“JCP Single-Asset”), JCP Investment Partners, LP (“JCP Partners”), JCP Investment Holdings, LLC (“JCP Holdings”), JCP Investment Management, LLC (“JCP Management”), James C. Pappas, Brett W. Frazier and Joseph B. Swinbank on May 29, 2015. JCP Partnership reports sole voting power and sole dispositive power with respect to 1,483,435 shares. JCP Single-Asset reports sole voting power and sole dispositive power with respect to 626,468 shares. JCP Partners, which serves as the general partner of JCP Partnership and JCP Single-Asset, reports sole voting power and sole dispositive power with respect to 2,109,903 shares. JCP Holdings, which serves as the general partner of JCP Partners, reports sole voting power and sole dispositive power with respect to 2,109,903 shares. JCP Management, which serves as the investment manager of JCP Partnership and JCP Single-Asset, reports sole voting power and sole dispositive power with respect to 2,109,903 shares. James C. Pappas, who serves as the managing member of JCP Management and sole member of JCP Holdings, reports sole voting power and sole dispositive power with respect to 2,109,903 shares. Brett W. Frazier reports sole voting power and sole dispositive power with respect to 40,000 shares.

(7)

Consists of (a) 356,690 shares of Class A common stock, (b) 62,291 shares of Class A common stock issuable to Mr. John Casella pursuant to options exercisable within 60 days of September 1, 2015, (c) 694 shares of Class A common stock held by Mr. John Casella’s spouse and (d) 494,100 shares of Class A common stock issuable at any time at the discretion of the holder upon the conversion of Class B common stock on a one-for-one basis.

(8)	Consists of (a) 67,710 shares of Class A common stock and (b) 43,000 shares of Class A common stock issuable to Mr. Coletta pursuant to options exercisable within 60 days of September 1, 2015.

(9)	Consists of (a) 171,373 shares of Class A common stock and (b) 250,000 shares of Class A common stock issuable to Mr. Johnson pursuant to options exercisable within 60 days of September 1, 2015.

(10)	Consists of (a) 41,764 shares of Class A common stock and (b) 15,000 shares of Class A common stock issuable to Mr. Schmitt pursuant to options exercisable within 60 days of September 1, 2015.

(11)	Consists of (a) 43,860 shares of Class A common stock and (b) 2,300 shares of Class A common stock issuable to Mr. Heald pursuant to options exercisable within 60 days of September 1, 2015.

(12)	Consists of (a) 93,624 shares of Class A common stock and (b) 7,500 shares of Class A common stock issuable to Mr. Burke pursuant to options exercisable within 60 days of September 1, 2015.

(13)

Consists of (a) 119,625 shares of Class A common stock, (b) 22,500 shares of Class A common stock issuable to Mr. Callahan pursuant to options exercisable within 60 days of September 1, 2015 and (c) 27,957 shares of Class A common stock held by the James F. Callahan, Jr. 1998 Trust, of which Mr. Callahan and his spouse are trustees.

(14)

Consists of (a) 676,179 shares of Class A common stock, (b) 44,000 shares of Class A common stock issuable to Mr. Douglas Casella pursuant to options exercisable within 60 days of September 1, 2015 and (c) 494,100 shares of Class A common stock issuable at any time at the discretion of the holder upon the conversion of Class B common stock on a one-for-one basis.

(15)	Consists of (a) 75,082 shares of Class A common stock and (b) 22,500 shares of Class A common stock issuable to Mr. Doody pursuant to options exercisable within 60 days of September 1, 2015.

(16)	Consists of 108,333 shares of Class A common stock.

(17)	Consists of 29,792 shares of Class A common stock.

(18)	Consists of 13,912 shares of Class A common stock.

(19)	Consists of (a) 89,266 shares of Class A common stock and (b) 22,500 shares of Class A common stock issuable to Mr. Peters pursuant to options exercisable within 60 days of September 1, 2015.

(20)

Consists of (a) 1,915,861 shares of Class A common stock, (b) 491,591 shares of Class A common stock issuable pursuant to options exercisable within 60 days of September 1, 2015 and (c) 988,200 shares of Class A common stock issuable upon the conversion of Class B common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Based solely on a review of copies of reports filed pursuant to Section 16(a) and representations made by persons required to file such reports, we believe that during transition period 2014, our officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a), with the exception of late Form 4 filings reporting the grants of restricted Class A common stock to Messrs. Burke, Callahan, Chapple, Doody, McManus and Peters and Ms. Nagle, filed with the SEC on October 14, 2014.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Certificate of Incorporation provides for a classified Board. Our Board is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of service of each class of directors is staggered so that the term of one class expires at each annual meeting of stockholders. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

Our Board currently consists of nine members, divided into three classes as follows:

•	Class I is comprised of Michael K. Burke, James F. Callahan, Jr. and Douglas R. Casella, each with a term ending at the 2016 Annual Meeting of Stockholders;

•	Class II is comprised of Joseph G. Doody, Emily Nagle Green and Gregory B. Peters, each with a term ending at the 2017 Annual Meeting of Stockholders; and

•	Class III is comprised of John W. Casella, William P. Hulligan and James E. O’Connor, each with a term ending at the 2015 Annual Meeting.

Messrs. John Casella, Hulligan and O’Connor are current directors whose terms expire at the 2015 Annual Meeting. Mr. O’Connor was elected to the Board on July 7, 2015 and filled the vacancy created by the resignation of Mr. Chapple as of such date. Mr. Hulligan was elected to the Board on September 1, 2015 and filled the vacancy created by the resignation of Mr. McManus on August 31, 2015. Messrs. John Casella, Hulligan and O’Connor are each nominated for re-election as a Class III director, with a term ending at the 2018 Annual Meeting of Stockholders.

JCP has notified us that it intends to nominate three nominees for election to our Board at the 2015 Annual Meeting in opposition to the three highly qualified and experienced nominees recommended by our Board of Directors above. The affirmative vote of the holders of shares representing a plurality of the votes cast by the holders of shares of Class A common stock and Class B common stock, voting together as a class, in person or by proxy, at the 2015 Annual Meeting is required to elect each nominee as a director. Accordingly, the three nominees receiving the highest number of “FOR” votes will be elected. A withhold vote for a director nominee and broker non-votes, if any, will be counted as present for purposes of determining the presence of a quorum at the meeting but will not counted as a vote cast. Banks, brokers and other nominees holding shares in “street name” are not entitled to vote on the proposal unless instructed by the beneficial owner.

Our Board does not endorse any JCP nominee and urges you NOT to sign or return any [GOLD] proxy card that may be sent to you by the JCP Group. Voting to “WITHHOLD” with respect to any of JCP’s nominees on its proxy card is not the same as voting for the Company’s nominees because a vote to “WITHHOLD” with respect to any of JCP’s nominees on its proxy card will revoke any WHITE proxy you previously submitted. If you have already voted using the JCP Group’s [GOLD] proxy card, you have every right to change your vote by using the WHITE proxy card or by voting over the Internet, by telephone or in person at the 2015 Annual Meeting. Only the latest dated, valid proxy that you submit will be counted—any proxy may be revoked at any time prior to its exercise at the 2015 Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc. toll free at (800) 322-2885 or collect at (212) 929-5500.

Unless contrary instructions are provided on the WHITE proxy card, the persons named as proxies will, upon receipt of a properly executed proxy, vote for the election of Messrs. John Casella, Hulligan and O’Connor as directors for a term expiring at the 2018 Annual Meeting of Stockholders. Each of the nominees has consented to being named in this proxy statement and to serve on our Board, if elected. If any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our Board. We do not contemplate that any of the nominees will be unable to serve if elected.

BOARD RECOMMENDATION

Our Board unanimously recommends a vote “FOR” the election of all three of our highly qualified and experienced director nominees named on the enclosed WHITE proxy card, John W. Casella, William P. Hulligan and James E. O’Connor as Class III directors, and urges you NOT to sign or return any [GOLD] proxy card sent to you by or on behalf of the JCP Group.

PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. Section 14A of the Exchange Act also requires us to submit a non-binding, advisory resolution to stockholders at least once every six years to determine whether advisory votes on executive compensation paid to our named executive officers should be held every one, two or three years. At the 2011 Annual Meeting of Stockholders, stockholders approved an advisory resolution to vote annually to approve, on an advisory basis, the compensation of our named executive officers. In accordance with the results of this vote, the Board determined to implement an advisory vote on executive compensation every year until the next vote on the frequency of stockholder votes on executive compensation, which will occur at the 2017 Annual Meeting of Stockholders. The next advisory vote on our named executive officer compensation will occur at the 2016 Annual Meeting of Stockholders.

We encourage stockholders to read the “Executive Compensation” section of this proxy statement beginning with the “Compensation Discussion and Analysis” on page 34, which describes in detail our executive compensation programs and the decisions made by the Compensation Committee and our Board with respect to transition period 2014.

As we describe in the “Compensation Discussion and Analysis,” we maintain an executive compensation program that consists almost entirely of base salary, an annual incentive bonus and annual equity awards. These elements of compensation have been selected by the Compensation Committee because it believes that they effectively achieve the fundamental goals of our compensation program, which are to attract, motivate and retain qualified and talented executives, who are critical to our success, motivating them to achieve our business goals and rewarding them for superior short- and long- term performance. The goal of the Compensation Committee is to ensure that our compensation programs are aligned with the interests of our stockholders and our business goals in order to attain our ultimate objective of increasing stockholder value. We believe that, consistent with these goals, the total compensation paid to each of our named executive officers is fair, reasonable and competitive. Further, we believe our programs do not encourage excessive risk-taking by management. Annual compensation decisions for executive officers are made by our compensation committee based on the achievement of specified performance goals as described under “Compensation Discussion and Analysis.”

Our Board is asking stockholders to approve an advisory vote on the following resolution:

RESOLVED, that the compensation paid to the named executive officers of Casella Waste Systems, Inc., as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related material disclosed in the proxy statement of Casella Waste Systems, Inc., is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by us or our Board (or any committee thereof), create or imply any change to our fiduciary duties or those of our Board (or any committee thereof), or create or imply any additional fiduciary duties for us or our Board (or any committee thereof). However, the Compensation Committee and our Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Unless otherwise indicated on your proxy, your shares will be voted “FOR” the approval of the compensation of our named executive officers. If your shares are held by your bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee cannot vote your shares on Proposal 2.

BOARD RECOMMENDATION

Our Board unanimously recommends that you vote to approve the compensation of our named executive officers by voting “FOR” Proposal 2.

PROPOSAL 3 — RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

Our Audit Committee appointed McGladrey LLP, an independent registered public accounting firm, to audit our books, records and accounts for the fiscal year ending December 31, 2015. On October 26, 2015, McGladrey LLP will change its name to RSM US LLP to align with fellow firms in its global network RSM International. The appointment of McGladrey LLP is being presented to the stockholders for ratification at the 2015 Annual Meeting.

McGladrey LLP has no direct or indirect material financial interest in the Company or its subsidiaries. Representatives of McGladrey LLP are expected to be present at the 2015 Annual Meeting and will be given the opportunity to make a statement on their firm’s behalf if they so desire. The representatives also will be available to respond to appropriate questions.

McGladrey LLP served as our independent auditors for transition period 2014, fiscal 2014 and fiscal 2013. A summary of the fees we paid to McGladrey LLP in transition period 2014, fiscal 2014 and fiscal 2013 is set forth in the table below.

	Period	Audit Fees (1)	Audit Related Fees (2)	Tax Fees (3)	All Other Fees (4)	Total Fees
McGladrey LLP	Transition period 2014	$1,202,675	$21,163	$38,000	$20,631	$1,282,469
McGladrey LLP	Fiscal 2014	$1,002,102	$19,379	$—	$—	$1,021,481
McGladrey LLP	Fiscal 2013	$1,180,459	$20,320	$4,000	$—	$1,204,779

(1)

Audit fees consist of fees for the audit of our financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. This amount includes reimbursement of out of pocket costs in transition period 2014, fiscal 2014 and fiscal 2013 of $70,576, $75,102 and $78,857, respectively.

(2)

Audit related fees consist of fees for the audit of our 401(k) benefit plan. This amount includes reimbursement of out of pocket costs in transition period 2014, fiscal 2014 and 2013 of $2,713, $1,611 and $2,553, respectively.

(3)	Tax fees consist of fees for general tax consultation.

(4)

Consists of fees billed for all other services provided by McGladrey LLP related to enterprise risk management. This amount includes reimbursement of out of pocket costs in transition period 2014 of $631.

Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent auditors. This policy generally provides that we will not engage an independent registered public accounting firm to render audit or non- audit services unless the service is specifically approved in advance by the Audit Committee.

The Audit Committee pre-approved 100% of the audit and non-audit services performed by our independent auditors in transition period 2014, fiscal 2014 and fiscal 2013. No services were approved pursuant to the de minimis exception to the Audit Committee pre-approval requirements.

Unless otherwise indicated on your proxy, your shares will be voted “FOR” the ratification of the appointment of McGladrey LLP as our independent auditors for the fiscal year ending December 31, 2015. Although we are not required to submit the appointment to a vote of the stockholders, our Board believes it is appropriate as a matter of good corporate governance to request that the stockholders ratify the appointment of McGladrey LLP as our independent auditors. If our stockholders do not ratify this appointment, the Audit Committee will investigate the reasons for stockholder rejection and consider whether to retain McGladrey LLP or appoint another independent registered public accounting firm. Even if the appointment is ratified, our Board and the Audit Committee, in their discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

BOARD RECOMMENDATION

Our Board unanimously recommends that you vote to approve the ratification of the appointment of McGladrey LLP as our independent auditors for the fiscal year ending December 31, 2015 by voting “FOR” Proposal 3.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2016 ANNUAL MEETING
OF STOCKHOLDERS

Pursuant to Rule 14a-8 of the Exchange Act, any proposal that a stockholder intends to present at the 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”), for inclusion in the proxy statement for the 2016 Annual Meeting, must be submitted to the attention of the Corporate Secretary at our offices, 25 Greens Hill Lane, Rutland, Vermont 05701 no later than [  ]. In order to avoid controversy, stockholders should submit proposals by means (including electronic) that permit them to prove the date of delivery.

In addition, our By-Laws require that we be given advance written notice for nominations for election to our Board and of other business that stockholders wish to present for consideration at an annual meeting of stockholders (other than those proposals of business intended to be included in our proxy statement in accordance with Rule 14a-8 under the Exchange Act). The required notice must be delivered by the stockholder and received by our Corporate Secretary at our principal offices and must otherwise meet the requirements set forth in our By-Laws. The required notice must be made in writing and delivered or mailed by first class United States mail, postage prepaid, to our Corporate Secretary at our principal offices, and received by August 8, 2016, but not before July 9, 2016, which is not less than 90 days nor more than 120 days prior to the anniversary date of the 2015 Annual Meeting. However, in the event the 2016 Annual Meeting is scheduled to be held on a date before October 17, 2016, or after January 5, 2017, which are dates 20 days before or 60 days after the anniversary date of the 2015 Annual Meeting, then such advance notice must be received by us not earlier than the 120th day prior to the 2016 Annual Meeting and not later than the close of business on the later of (1) the 90th day prior to the 2016 Annual Meeting and (2) the 10th day following the day on which notice of the date of the 2016 Annual Meeting is mailed or public disclosure of the date of the 2016 Annual Meeting is made, whichever first occurs.

If a stockholder who wishes to present a proposal before the 2016 Annual Meeting outside of Rule 14a-8 of the Exchange Act fails to notify us by the required date, the proxies that our Board solicits for the 2016 Annual Meeting will confer discretionary authority on the person named in the proxy to vote on the stockholder’s proposal if it is properly brought before that meeting subject to compliance with Rule 14a-4(c) of the Exchange Act. If a stockholder makes timely notification, the proxies may still confer discretionary authority to the person named in the proxy under circumstances consistent with the SEC’s proxy rules, including Rule 14a-4(c) of the Exchange Act.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Investor Relations, Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701, 1-802-775-0325. If you would like to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the above address and phone number.

Our 2014 Transition Report is available at www.casella.com under the section entitled “Financial Information.” Stockholders may request a copy of our Transition Report on Form 10-KT/A for transition period 2014 filed with the SEC (without exhibits) free of charge upon written request to: Casella Waste Systems, Inc., Attn: Investor Relations, 25 Greens Hill Lane, Rutland, VT 05701.

OTHER MATTERS

Our Board knows of no other business which will be presented for consideration at the 2015 Annual Meeting other than that described above. However, if any other business should come before the 2015 Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

IMPORTANT!
PLEASE VOTE THE WHITE PROXY CARD TODAY!

WE URGE YOU NOT TO SIGN ANY [GOLD] PROXY CARD OR VOTING
INSTRUCTION FORM SENT TO YOU BY THE JCP GROUP

Remember, you can vote your shares by telephone or via the Internet. Please follow the easy instructions on the enclosed WHITE proxy card.

If you have any questions or need assistance in voting
your shares, please contact our proxy solicitor:

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com

Appendix A

Supplemental Information Concerning Participants in the Company’s Solicitation of Proxies

The following tables (“Directors and Nominees” and “Executive Officers and Employees”) list the name and business address of the directors and nominees of the Company and the name, present principal occupation and business address of the Company’s executive officers and employees who, under SEC rules, are considered to be participants in the Company’s solicitation of proxies from its stockholders in connection with the 2015 Annual Meeting (collectively, the “Participants”).

Directors and Nominees

The principal occupations of the Company’s directors and nominees are included in the biographies under the section above titled “Board of Directors–Information Regarding Directors and Director Nominees.” The names of each director and nominee are listed below, and the business addresses for all the directors and nominees is c/o Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701.

Name
Michael K. Burke
James F. Callahan, Jr.
Douglas R. Casella
John W. Casella
Joseph G. Doody
William P. Hulligan
Emily Nagle Green
James E. O’Connor
Gregory B. Peters

Executive Officers and Employees

The executive officers and other employees who are considered Participants as well as their positions with the Company, which constitute their respective principal occupations, are listed below. The business address for each person is Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701.

Name	Title
John W. Casella	Chairman of the Board of Directors and Chief Executive Officer
Edwin D. Johnson	President and Chief Operating Officer
Edmond R. Coletta	Senior Vice President and Chief Financial Officer

Information Regarding Ownership of Company Securities By Participants

The number of shares of the Company’s Class A common stock and Class B common stock beneficially held as of September 1, 2015 by its directors and nominees and those executive officers who are Participants appears in the “Ownership of Our Common Stock” section of this proxy statement. Except as described in this Appendix A or otherwise in this proxy statement, none of the persons listed above in “Directors and Nominees” and “Executive Officers and Employees” owns any debt or equity security issued by us of record that he or she does not also own beneficially.

Transactions in the Company’s Securities by Participants—Last Two Years

The following table sets forth information regarding purchases and sales of the Company’s securities by each Participant between September 1, 2013 and September 1, 2015. Unless otherwise indicated, all transactions were in the public market or pursuant to the Company’s equity compensation plans, and no part of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	# of Shares	Transaction Description
John W. Casella	12/13/2013	54,874	Grant of stock option to acquire Class A common stock
	12/13/2013	(17,400)	Sale of Class A common stock
	12/16/2013	(3,112)	Sale of Class A common stock
	12/16/2013	(29,532)	Sale of Class A common stock
	12/17/2013	(2,968)	Sale of Class A common stock
	5/30/2014	8,984	Vesting of restricted stock units and acquisition of Class A common stock
	6/14/2014	7,664	Vesting of restricted stock units and acquisition of Class A common stock
	6/24/2014	46,233	Grant of restricted stock unit award
	6/25/2014	11,410	Vesting of restricted stock units and acquisition of Class A common stock
	7/3/2014	(10,118)	Sale of Class A common stock to satisfy tax withholding in connection with vesting of restricted stock units
	2/24/2015	87,600	Grant of restricted stock unit award
	5/30/2015	8,984	Vesting of restricted stock units and acquisition of Class A common stock
	6/10/2015	(2,928)	Sale of Class A common stock to satisfy tax withholding in connection with vesting of restricted stock units
	6/24/2015	15,411	Vesting of restricted stock units and acquisition of Class A common stock
	6/25/2015	11,411	Vesting of restricted stock units and acquisition of Class A common stock
Michael K. Burke	10/16/2013	8,605	Grant of restricted Class A common stock award
	10/7/2014	13,227	Grant of restricted Class A common stock award
	10/13/2014	14,000	Purchase of Class A common stock
James F. Callahan, Jr.	10/16/2013	8,605	Grant of restricted Class A common stock award
	10/7/2014	13,227	Grant of restricted Class A common stock award
Douglas R. Casella	5/30/2014	7,777	Vesting of restricted stock units and acquisition of Class A common stock
	6/10/2014	6,635	Vesting of restricted stock units and acquisition of Class A common stock
	6/24/2014	15,230	Grant of restricted stock unit award
	6/25/2014	9,877	Vesting of restricted stock units and acquisition of Class A common stock
	7/3/2014	(9,882)	Sale of Class A common stock to satisfy tax withholding in connection with vesting of restricted stock units
	2/24/2015	28,856	Grant of restricted stock unit award
	5/30/2015	7,777	Vesting of restricted stock units and acquisition of Class A common stock

Name	Transaction Date	# of Shares	Transaction Description
	6/9/2015	(2,968)	Sale of Class A common stock to satisfy tax withholding in connection with vesting of restricted stock units
	6/24/2015	5,076	Vesting of restricted stock units and acquisition of Class A common stock
	6/25/2015	9,878	Vesting of restricted stock units and acquisition of Class A common stock
Joseph G. Doody	10/16/2013	8,605	Grant of restricted Class A common stock award
	10/7/2014	13,227	Grant of restricted Class A common stock award
William P. Hulligan	8/28/2014	10,000	Purchase of Class A common stock
	8/29/2014	30,000	Purchase of Class A common stock
	9/17/2014	(30,000)	Sale of Class A common stock
	9/22/2014	(84)	Sale of Class A common stock
	9/25/2014	(47)	Sale of Class A common stock
	10/10/2014	(9,869)	Sale of Class A common stock
	12/3/2014	150,000	Purchase of Class A common stock
	1/5/2015	(490)	Sale of Class A common stock
	1//8/2015	(54,458)	Sale of Class A common stock
	1/9/2015	(12,419)	Sale of Class A common stock
	1/15/2015	(10,000)	Sale of Class A common stock
	1/16/2015	(30,000)	Sale of Class A common stock
	1/21/2015	(22,075)	Sale of Class A common stock
	1/22/2015	(1,000)	Sale of Class A common stock
	1/23/2015	(19,558)	Sale of Class A common stock
	2/9/2015	20,000	Purchase of Class A common stock
	2/10/2015	200	Purchase of Class A common stock
	2/11/2015	6,577	Purchase of Class A common stock
	2/13/2015	13,223	Purchase of Class A common stock
	3/9/2015	(40,000)	Sale of Class A common stock
	4/29/2015	40,000	Purchase of Class A common stock
	5/19/2015	60,000	Purchase of Class A common stock
	9/1/2015	8,333	Grant of restricted Class A common stock award
Emily Nagle Green	10/16/2013	8,605	Grant of restricted Class A common stock award
	4/9/2014	(1,600)	Sale of Class A common stock
	10/7/2014	13,227	Grant of restricted Class A common stock award
James E. O’Connor	7/7/2015	8,912	Grant of restricted Class A common stock award
	8/5/2015	5,000	Purchase of Class A common stock
Gregory B. Peters	10/16/2013	8,605	Grant of restricted Class A common stock award
	1/17/2014	(5,500)	Sale of Class A common stock
	10/7/2014	13,227	Grant of restricted Class A common stock award

Name	Transaction Date	# of Shares	Transaction Description
Edmond R. Coletta	5/30/2014	3,687	Vesting of restricted stock units and acquisition of Class A common stock
	6/14/2014	1,903	Vesting of restricted stock units and acquisition of Class A common stock
	6/24/2014	25,253	Grant of restricted stock unit award
	6/25/2014	10,942	Vesting of restricted stock units and acquisition of Class A common stock
	6/30/2014	(1,324)	Sale of Class A common stock to satisfy tax withholding in connection with vesting of restricted stock units
	7/1/2014	(4,697)	Sale of Class A common stock to satisfy tax withholding in connection with vesting of restricted stock units
	9/4/2014	2,000	Purchase of Class A common stock
	9/5/2014	(2,000)	Sale of Class A common stock
	2/24/2015	47,847	Grant of restricted stock unit award
	5/30/2015	3,687	Vesting of restricted stock units and acquisition of Class A common stock
	6/24/2015	8,417	Vesting of restricted stock units and acquisition of Class A common stock
	6/25/2015	10,942	Vesting of restricted stock units and acquisition of Class A common stock
Edwin D. Johnson	12/11/2013	(50,000)	Rescindment of stock option to acquire Class A common stock
	12/11/2013	50,000	Grant of stock option to acquire Class A common stock
	12/11/2013	(52,534)	Rescindment of stock option to acquire Class A common stock
	12/11/2013	52,534	Rescindment of stock option to acquire Class A common stock
	5/30/2014	8,615	Vesting of restricted stock units and acquisition of Class A common stock
	6/14/2014	7,350	Vesting of restricted stock units and acquisition of Class A common stock
	6/24/2014	25,253	Grant of restricted stock unit award
	6/25/2014	10,942	Vesting of restricted stock units and acquisition of Class A common stock
	9/3/2014	2,000	Purchase of Class A common stock
	9/3/2014	1,000	Purchase of Class A common stock
	9/12/2014	1,000	Purchase of Class A common stock
	9/25/2014	1,000	Purchase of Class A common stock
	12/10/2014	1,000	Purchase of Class A common stock
	2/24/2015	47,847	Grant of restricted stock unit award
	5/30/2015	8,615	Vesting of restricted stock units and acquisition of Class A common stock
	6/11/2015	(2,822)	Sale of Class A common stock to satisfy tax withholding in connection with vesting of restricted stock units
	6/24/2015	8,417	Vesting of restricted stock units and acquisition of Class A common stock
	6/25/2015	10,942	Vesting of restricted stock units and acquisition of Class A common stock

Miscellaneous Information Regarding Participants

Except as described in the proxy statement or this Appendix A, to the Company’s knowledge: none of the Participants (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of the Company or any of the Company’s subsidiaries, (ii) has purchased or sold any of such securities within the past two years, or (iii) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Appendix A or the proxy statement, no associates of a “participant” beneficially owns, directly or indirectly, any of our securities. Other than as disclosed in this Appendix A or the proxy statement, neither we nor any of the “participants” have a substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. In addition, neither the Company nor any of the Participants has been within the past year party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

Other than as set forth in Appendix A or this proxy statement, none of the Participants or any of their associates have (i) any arrangements or understandings with any person with respect to any future employment by the Company or the Company’s affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company’s last fiscal year or any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeded $120,000.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

PROXIES SUBMITTED BY INTERNET OR TELEPHONE MUST BE RECEIVED BY
11:59 P.M., EASTERN STANDARD TIME ON NOVEMBER 5, 2015, TO BE COUNTED.

VOTE BY INTERNET – WWW.CESVOTE.COM

Use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time the day prior to the annual meeting date. Have your proxy card in hand when you access the website and follow the instructions.

OR

VOTE BY TELEPHONE – 1-888-693-8683

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day prior to the annual meeting date. Have your proxy card in hand when you call and then follow the instructions.

OR

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return your proxy card to: Casella Waste Systems, Inc., c/o Corporate Election Services, P.O. Box 3230, Pittsburgh PA 15230 to ensure your proxy is received prior to the Annual Meeting.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 6, 2015

The Proxy Statement and our 2014 Transition Report to Stockholders are available on the Internet at:
www.ViewOurMaterial.com/CWST

CONTROL NUMBER è

ê If submitting a proxy by mail, please sign and date the proxy card below and fold and detach card at perforation before mailing. ê

The Board of Directors recommends you vote FOR ALL director nominees listed in Proposal 1:

1.	Election of Class III Directors of the Company to serve until the 2018 Annual Meeting of Stockholders.

Nominees:
1. John W. Casella	2. William P. Hulligan	3. James E. O’Connor
FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
☐	☐	☐

To withhold authority to vote for an individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below:

The Board of Directors recommends you vote FOR Proposals 2 and 3.

2.	Approval, in an advisory “say-on-pay” vote, of the compensation of the Company’s named executive officers.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Ratification of the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Stockholder Signature	Date

Title

Stockholder (Joint Owner) Signature	Date

Title

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

PRELIMINARY PROXY CARD,

SUBJECT TO COMPLETION DATED SEPTEMBER 4, 2015

ê  TO SUBMIT A PROXY BY MAIL, DETACH ALONG THE PERFORATION, MARK, SIGN, DATE AND RETURN

THE BOTTOM PORTION PROMPTLY USING THE ENCLOSED ENVELOPE.  ê

CASELLA WASTE SYSTEMS, INC.

2015 Annual Meeting of Stockholders

November 6, 2015

This Proxy is solicited by the Board of Directors

By signing, dating and returning this proxy card, you revoke all prior proxies, including any proxy previously given by telephone or internet, and appoint John W. Casella and David L. Schmitt, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize them, or either of them, to represent and to vote, and otherwise act on behalf of the undersigned with all powers that the undersigned would have if personally present thereat, with respect to, all of the shares of Class A common stock and Class B common stock of Casella Waste Systems, Inc., a Delaware corporation (the “Company”), that you are entitled to vote at the 2015 Annual Meeting of Stockholders to be held on November 6, 2015, at [•], and any adjournment, postponement, continuation or rescheduling thereof. The undersigned acknowledges receipt of the Notice of the 2015 Annual Meeting and proxy statement dated [•], 2015.

In accordance with the discretion and at the instruction of the Board of Directors or an authorized committee thereof, the proxy holder is authorized to act upon all matters incident to the conduct of the meeting and upon other matters that properly come before the 2015 Annual Meeting, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended. Subject to the conditions set forth in the proxy statement, if any nominee named on the reverse side declines or is unable to serve as a director, the persons named as proxies shall have the authority to vote for any other person who may be nominated at the instruction and discretion of the Board of Directors or an authorized committee thereof.

This proxy, when properly executed, will be voted in the manner directed herein. Where no direction is given, except in the case of broker non-votes, the shares represented by this proxy will be voted in accordance with the Board of Directors’ recommendations. Unless a contrary direction is indicated, this proxy will be voted “FOR” all nominees listed in Proposal 1, “FOR” Proposal 2, and “FOR” Proposal 3.

Continued and to be signed on reverse side